UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ASIA BROADBAND, INC.
(Exact name of registrant as specified in its charter)

Nevada	8200	72-1569126
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 2000 - 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1 604.606.9066
(Address and telephone number of registrant's principal executive offices)

Charles Demicher - Chief Operating Officer Suite 130 - 10 Glen Lake Parkway, Atlanta, GA USA 30328 678.222.3456

(Name, address and telephone number of agent for service)

Copy of communications to:

Virgil Z. Hlus, Esq.
Clark, Wilson
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Class A Common Stock to be offered for resale by selling stockholders	6,332,667	$0.54(2)	$3,419,640(2)	$433.27
Total Registration Fee				$433.27

(1) An indeterminate number of additional shares of Class A common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our Class A common stock on the Pink Sheets (operated by the Pink Sheets LLC) on April 30, 2004.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion
______________, 2004

ASIA BROADBAND, INC.
A NEVADA CORPORATION

6,332,667 SHARES OF CLASS A COMMON STOCK OF ASIA BROADBAND, INC.
_________________________________

This prospectus relates to the resale by certain selling stockholders of Asia Broadband, Inc. of up to 6,332,667 shares of our Class A common stock in connection with the resale of:

- up to 2,700,000 shares of our Class A common stock which were sold in a private placement on March 28, 2003;

- up to 1,583,334 shares of our Class A common stock which were sold in a private placement on June 16, 2003;

- up to 216,000 shares of our Class A common stock which were issued as a finder's fee in connection with the March 28, 2003 and June 16, 2003 private placement;

- up to 833,333 shares of our Class A common stock which were sold in a private placement on September 15, 2003; and

- up to 1,000,000 shares of our Class A common stock which were issued on November 3, 2003 in connection with the conversion of certain outstanding convertible debentures.

The selling stockholders may offer to sell the shares of Class A common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our Class A common stock is presently quoted on the pink sheets (operated by Pink Sheets LLC) under the symbol "ASAB". On April 23, 2004, there was a closing bid for our Class A common stock at $0.59 per share.

We will not receive any proceeds from the resale of shares of Class A common stock by the selling stockholders. We will pay for expenses of this offering.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2004.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

As used in this prospectus, the terms "we", "us", "our", and "Asia Broadband" mean Asia Broadband, Inc. and our subsidiary, Shanghai Broadband Network, Inc., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

Our company, Asia Broadband, Inc., designs and provides Internet and classroom based education services. We currently provide four different programs, three of which are focused on teaching English in the People's Republic of China. The other program is focused on providing basic knowledge in international business and teaching the English language. To date, we have not generated any revenues from the sale of our programs. We maintain websites at www.asiabband.com, www.asiabroadbandinc.com, www.sh-elearning.com, www.ie21.com, www.ie21.com.cn and www.shanghaibroadband.com. Information contained on our website does not form part of this prospectus.

We were incorporated on January 24, 1996 under the laws of the State of Nevada under the name of Gemini Marketing, Inc. On March 19, 1999 we changed our name from Gemini Marketing, Inc. to Merendon International, Inc. On July 27, 2000 we changed our name from Merendon International, Inc. to China Broadband Network, Inc. and on December 20, 2000 changed our name from China Broadband Network, Inc. to Asia Broadband, Inc. We were extra-provincially registered in British Columbia, Canada on January 12, 2004. Our principal executive offices in Canada are located at 2000 - 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1. Our telephone number at our Vancouver office is 604.606.9066. Our principal executive offices in the United States are located at Suite 130 - 10 Glen Lake Parkway, Atlanta, Georgia, United States 30328. Our telephone number at our United States office is 678.222.3456.

We have one subsidiary, Shanghai Broadband Network, Inc., a corporation formed under the laws of the People's Republic of China on September 26, 2000, which operates under the name Shanghai Zhong Kuan Xin Xi Wang Luo You Xian Gong Si. We currently own 92.86% of Shanghai Broadband Network with the remaining interests owned as follows: 3.57% by Shanghai Infoservices Tower Enterprise Development Ltd. and 3.57% by The Technical Center of the Shanghai Information Authority. Shanghai Broadband Network's principal office is located at Suite 1212, Tomson Commercial Building, 710 Dong Fang Road, Pudong, Shanghai, People's Republic of China, P.O. 200122.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 6,332,667 shares of our Class A common stock. The offered shares were acquired by the selling stockholders in private placement transactions which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may offer to sell the shares of Class A common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our Class A common stock is presently quoted on pink sheets (operated by Pink Sheets LLC) under the symbol "ASAB". Please see the Plan of Distribution section at page 16 of this prospectus for a detailed explanation of how the Class A common shares may be sold.

Number of Shares Outstanding

There were 33,880,968 shares of our Class A common stock issued and outstanding as at April 15, 2004.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our Class A common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended December 31, 2003 and 2002 including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 34 of this prospectus.

	For the year ended December 31, 2003	For the year ended December 31, 2002
Revenue	$-	$-
Net Loss for the Year	($2,053,220)	($813,218)
Loss Per Share - basic and diluted	($0.09)	($0.05)

Working Capital	$328,850	$226,868
Total Assets	$1,278,820	$796,662
Long-term Convertible Notes Payable	$-	$283,807
Total Number of Issued Shares of Class A Common Stock	30,807,634	17,830,000
Deficit	($6,851,203)	($4,797,983)
Total Stockholders' Equity	$621,613	$55,825

RISK FACTORS

An investment in our Class A common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's Class A common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO THIS OFFERING

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

Sales of a substantial number of shares of our Class A common stock in the public market could cause a reduction in the market price of our Class A common stock. We had 33,880,968 shares of Class A common stock issued and outstanding as of April 15, 2004. When this registration statement is declared effective, the selling stockholders may be reselling up to 6,332,667 shares of our Class A common stock and as a result of such registration statement, a substantial number of our shares of Class A common stock may be available for immediate resale, which could have an adverse effect on the price of our Class A common stock.

Any significant downward pressure on the price of our Class A common stock as the selling stockholders sell the shares of our Class A common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our Class A common stock.

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

The shares of our Class A common stock are currently quoted on the pink sheets, operated by Pink Sheets, LLC. There is currently very little active trading in the market for our Class A common stock and such a market may not develop or be sustained. We currently plan to apply to have our Class A common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement. However, we cannot provide our investors with any assurance that our Class A common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. If our Class A common stock is not quoted on the OTC Bulletin Board or if a public market for our Class A common stock does not develop, then investors may not be able to resell the shares of our Class A common stock that they have purchased and may lose all of heir investment. If we establish a trading market for our Class A common stock, the market price of our Class A common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our Class A common stock.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations and if we are not able to obtain further financing our business operations may fail.

To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We incurred a loss of $2,053,220 and $813,218 for the years ended December 31, 2003 and 2002 respectively. As of December 31, 2003, we had a working capital of $328,850. We have estimated that we will require an additional $2,325,000 to carry out our business plan in the year ended December 31, 2004. In the first quarter of 2004, we completed private placements for aggregate gross proceeds of $2,290,000. We anticipate that our existing working capital and the funds raised in these private placements will be sufficient to satisfy our cash requirements for the balance of the year ended December 31, 2004. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- we incur unexpected costs in completing the development of our technology or encounter any unexpected technical or other difficulties;

- we incur delays and additional expenses as a result of an adjustment or modification of our educational content program or technology failure;

- we are unable to create a substantial market for our services; or

- we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

We will depend almost exclusively on outside capital to pay for the marketing and continued development of our programs. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, our business and future success may be adversely affected.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our Class A common stock could result in a reduction in the liquidity of our Class A common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our Class A common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

If we issue additional shares in the future this may result in dilution to our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of 500 million shares of Class A voting common stock, 500 million shares of Class B non-voting common stock and 100 million shares of preferred stock. Our board of directors has the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our board of directors may choose to issue some or all of such shares to provide additional financing in the future or for other corporate purposes. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

We have a history of losses and fluctuating operating results which raise substantial doubt about our ability to continue as a going concern.

Since inception through December 31, 2003, we have incurred an accumulated deficit of $6,851,203. Our loss from operations for the fiscal years ended December 31, 2003 and 2002 was $2,053,220 and $813,218 respectively. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will purchase our services, the size of customers' purchases, the demand for our services, and the level of competition and general economic conditions. If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations.

Although we anticipate that revenues will increase, we expect an increase in operating costs and development costs. Consequently, we expect to incur operating losses and negative cash flow until our programs gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional programs are developed and commercially released and sales of such programs made so that we are operating in a profitable manner. These circumstances raise doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors' report on the December 31, 2003 and 2002 consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Class A common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our Class A common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

To date, we have not generated any revenues from our operation. As a result, we have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our future development and operating results will depend on factors such as the demand for educational learning programs, the demand for our programs currently in development, levels of competition, success in developing market acceptance and recognition for our programs. If we are unable to generate significant revenues, then we will be unable to grow our business and we may have to scale back or even cease our ongoing business operations.

Substantially all of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Substantially, most of our assets such as our majority owned and registered subsidiary are located outside the United States in Canada and the People's Republic of China. We maintain a permanent place of business within the United States in Atlanta, Georgia. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

We design and provide Internet and classroom based education services. The English language instruction market is a large, fragmented market that has attracted many different companies, with no real dominant player. We face competition from companies that sell traditional classroom products and services, including classroom instruction, books, audiotapes, etc., and from companies that sell computer software. We consider New Oriental English as one of our competitors. New Oriental English uses its own educational content to provide English training in a traditional classroom format, self learning and has an application for mobile devices. Prior to New Oriental English's entry into providing English training, this company was specialized in testing services. They have eight training centers. A second competitor, Web International, provides English training using educational content from the USA and has several training centers in Shanghai.

Many of our existing and potential competitors may have one or more of the following:

- longer operating histories,

- greater market awareness

- larger customer bases,

- greater financial, technical, marketing and sales, resources, and

- a wider range of services and products.

As a result, these competitors may be able to adopt more aggressive pricing policies, respond more quickly to new technologies, industry standards and customer demands, undertake more extensive marketing campaigns, expand globally more quickly and make more attractive offers to potential employees and content providers. The English and Business educational content aggregation business is characterized by rapid changes in the thirst for quality educational content especially if it fosters new methods of learning all formats of learning. Also, due to significant family pressures within the immediate family, the desire to improve the standard of living with a single child family, the high value toward education increases the percentage of disposable income reserved for top quality education for the single child. This market phenomenon fuels multi-segment opportunities for leading and high quality education, however, the risks are associated with ensuring products and/or services achieve accurate timing of market entry and achieve immediate market penetration without returning to product development in the first product and/or service launch.

Our future success will depend on our ability to adapt to educational product and/or service advances, ensuring a market position of international academic quality, development of our brand as well as our jointly owned brand names, anticipate student demands, develop new educational content products and/or services and enhance our current services on a timely and cost-effective basis. Further, our services must remain competitive with those of other companies with substantially greater resources.

We could lose our competitive advantages if we are not able to protect any proprietary educational content and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depend to a degree on the proprietary educational content and multimedia technology used in our programs. We spent significant time on translating the text and localizing the content to meet the demands of students in China. If any of our competitors copy or otherwise gain access to the proprietary educational content and multimedia technology used in our programs or develop similar content or technology independently, our ability to compete may be adversely affected. We also consider our shared brand marks, including Fudan New English, Fudan International Business and Interactive GE 300, invaluable to our ability to continue to develop and maintain the recognition associated with our brand. The measures we take to protect the proprietary educational content and multimedia technology used to deliver our programs and other intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use.

Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our brand marks or require us to make changes to our websites.

If our operations are disrupted by technological or other problems, then our ongoing operations could be materially and adversely impacted

Our websites are hosted on our computer systems which are located in the Internet data center of a large telecom company in China which has redundant network systems. Our systems could be overwhelmed or could fail. We receive and process the majority of our content through the Internet. Heavy usage volumes could cause significant backlogs or could cause our systems to fail. We are able to expand and upgrade our technology and network hardware and software to accommodate increased usage by our customers, however, could be a problem if required on a timely basis. Also, our systems, and those of the third parties on which we depend, may not operate properly in the event of:

- a hardware or software error, failure or crash,

- a power or telecommunications failure,

- human error, or

- a fire, flood or other natural disaster.

Our systems may be more likely to suffer problems while we implement upgrades to our network hardware and software. Additionally, our computer systems and those of the third parties on which we depend may be vulnerable to damage or interruption due to sabotage, computer viruses or other criminal activities or security breaches.

Unless we can establish significant sales of our current programs, we may never be able to generate significant revenues.

We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of current programs. We expect that these programs and their extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. Broad market acceptance of our products and/or service programs is, therefore, critical to our future success and our ability to generate revenues. Failure to achieve broad market acceptance of our programs, as a result of competition, change in the industry direction for the need for education and /or the convergence of education and information technologies, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the successful introduction and market acceptance of our current programs, and on the development, introduction and market acceptance of any future enhancements to our programs. There can be no assurance that we will be successful in marketing our current programs or any new programs or enhancements, and any failure to do so would significantly harm our business.

Since our programs have been recently developed, the markets may not accept our programs or purchase them in sufficient numbers for us to recover the costs of developing such programs.

We have only recently released commercial versions of our programs. Additional efforts and expenditures to enhance their capabilities are critical to commercial viability. If markets do not accept our products in sufficient numbers to offset the costs of developing and marketing such programs, we would be unable to generate significant revenues and may never be able to operate profitably.

RISKS ASSOCIATED WITH POLITICAL, ECONOMIC
AND REGULATORY UNCERTAINTY IN CHINA

Any changes in the political and economic policies of or any new regulations implemented by the People's Republic of China government could affect, or even restrict, the operation of our business and our ability to generate revenues.

Our business is focused primarily on selling our programs in the People's Republic of China and accordingly, our business, results of operations and financial conditions are affected to a significant degree by any economic, political and legal developments in China.

Since the establishment of the People's Republic of China in 1949, the Communist Party has been the only governing political party in China. The highest bodies of leadership are the Politburo, the Central Committee and the National People's Congress. The State Council, which is the highest institution of government administration, reports to the National People's Congress and has under its supervision various commissions, agencies and ministries, including the Ministry of Information Industry, the regulatory agency responsible for the Internet in China.

Since the late 1970s, the government of the People's Republic of China has been reforming its economic system. Although we believe that economic reform and the macroeconomic measures adopted by the People's Republic of China government have had and will continue to have a positive effect on the economic development in China, there can be no assurance that the economic reform strategy will not from time to time be modified or revised. Some modifications or revisions, if any, could have a material adverse effect on the overall economic growth of China and use of Internet services in China. Any such changes would have a material adverse effect on our business. Furthermore, there is no guarantee that the People's Republic of China government will not impose other economic or regulatory controls that would have a material adverse effect on our business. Any changes in political, economic and social conditions in China, adjustments in policies by the People's Republic of China government or changes in laws and regulations on the Internet could affect the manner in which we operate our business, restrict or prohibit transactions initiated or conducted through our Internet website, or control which programs may be sold through our websites. Any such changes or new regulations could affect our ability to attract users of our programs and therefore affect our ability to generate revenues.

China's economic, political and social conditions, as well as government policies, could affect our business.

We expect that a substantial portion of our future business, assets and operations will be located in China. The economy of China differs from the economies of most developed countries in many respects, including:

- government involvement;

- level of development;

- growth rate;

- control of foreign exchange; and

- allocation of resources.

While China's economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations applicable to us.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

The recent resurgence of severe acute respiratory syndrome in various parts of China and other countries may materially and adversely affect our business and operations, as well as our financial conditions and results of operations.

Since December 2002, China and certain other countries have been experiencing an outbreak of a new and highly contagious form of atypical pneumonia now known as severe acute respiratory syndrome. We cannot predict at this time the effect this outbreak could have on us. This outbreak may generally disrupt our operations. Furthermore, this outbreak may severely restrict the level of economic activity in affected areas, which may also adversely affect our business and prospects. As a result, we cannot assure you that the recent outbreak of severe acute respiratory syndrome would not have a material adverse effect on our financial condition and results of operations.

If relations between the United States and China worsen, the price of our common stock may decrease and we may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between the two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the price of our common stock and our ability to access the U.S. capital markets.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 14, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus relates to the resale by certain selling stockholders of Asia Broadband, Inc. of up to 6,332,667 shares of our Class A common stock in connection with the resale of:

- up to 2,700,000 shares of our Class A common stock which were sold in a private placement on March 28, 2003;

- up to 1,583,334 shares of our Class A common stock which were sold in a private placement on June 16, 2003;

- up to 216,000 shares of our Class A common stock which were issued as a finder's fee in connection with the March 28, 2003 and June 16, 2003 private placements;

- up to 833,333 shares of our Class A common stock which were sold in a private placement on September 15, 2003; and

- up to 1,000,000 shares of our Class A common stock which were issued on November 3, 2003 in connection with the conversion of certain outstanding convertible debentures.

The selling stockholders may offer to sell the shares of Class A common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our Class A common stock by the selling stockholder.

USE OF PROCEEDS

The shares of Class A common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the Class A common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the Class A common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

DILUTION

The Class A common stock to be sold by the selling stockholders is the 6,332,667 shares of Class A common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our Class A common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the Class A common stock issued. Because the selling stockholders may offer all or only some portion of the 6,332,667 shares of Class A common stock to be registered, no estimate can be given as to the amount or percentage of these shares of Class A common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of Class A common stock by the selling stockholders as of April 15, 2004 and the number of shares of Class A common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of Class A common stock to be offered by the selling stockholder.

Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.
Name of Selling Stockholder and Position, Office or Material Relationship with Asia Broadband	Class A Common Shares owned by the Selling Stockholder (2)	Total Class A Common Shares to be Registered Pursuant to this Offering	Number of Class A Common Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
Jeremy Norris	333,333	333,333	Nil	Nil %
Paul Morton	16,667	16,667	Nil	Nil %
Mark Bromhead	16,667	16,667	Nil	Nil %
Jeremy McAteer	166,667	166,667	Nil	Nil %
Michael Alexander	166,667	166,667	Nil	Nil %
Michael Norman Smith	1,049,333	1,049,333	Nil	Nil %
Warren Primhak	833,333	833,333	Nil	Nil %
Derek Alexander Smith	166,667	166,667	Nil	Nil %
Jeffrey Ho	83,333	83,333	Nil	Nil %
Simon Peter Sadler	833,333	833,333	Nil	Nil %
Tiger Investments Limited(3)	333,334	333,334	Nil	Nil %
Galloway Limited(4)	500,000	500,000	Nil	Nil %
Harrington Limited(5)	833,333	833,333	Nil	Nil %
Rathbone Unit Trust Management Limited(6)	3,750,000(6)	500,000	3,250,000(6)	9.3%
Sir Richard Drake Kleinwort	500,000	500,000	Nil	Nil %

  Assumes all of the shares of Class A common stock offered are sold. Based on 33,880,968 Class A common shares issued and outstanding on April 15, 2004.
  Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of Class A common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.
  Alastair Craig MacAulay exercises dispositive and voting powers with respect to shares of Class A common stock that Tiger Investments Limited currently owns.
  Jim Mellon exercises dispositive and voting powers with respect to shares of Class A common stock that Galloway Limited currently owns.
  Laurie Smith exercises dispositive and voting powers with respect to shares of Class A common stock that Harrington Limited currently owns.
  Julian Chillingworth exercises dispositive and voting powers with respect to shares of Class A common stock that Rathbone Unit Trust Management Limited currently owns. Includes 1,250,000 shares of Class A common stock which may be acquired upon conversion of convertible debentures at a conversion price of $0.80 per share.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of Class A common stock on any market upon which the Class A common stock may be quoted (currently Pink Sheets LLC) in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of Class A common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(f) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares of Class A common stock.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of Class A common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of Class A common stock at the price required to fulfil the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of Class A common stock as principal may thereafter resell the shares of Class A common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of Class A common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of Class A common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of Class A common stock from time to time. Upon a sale of the shares of Class A common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of Class A common stock involved, the price at which the Class A common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the Class A common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of Class A common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of Class A common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our Class A common stock is 1st Global Stock Transfer, LLC, 7341 W. Charleston Blvd., Suite 130, Las Vegas, Nevada 89117, telephone: 702.656.4919.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Yuguo Zhang	Chairman, Chief Executive Officer and Director	38	January 12, 2000
Graham Brant	Executive Chairman, President and Director	43	July 7, 2003
Charles Demicher	Chief Operating Officer, Director, Corporate Treasurer, Corporate Secretary, Vice Chairman	42	May 28, 2001 July 20, 2001 July 7, 2003
Xinmin Gao	Director	68	March 15, 2001
Xiang Qian Shao	Director	45	January 29, 2000
Wen Chao Tu	Director	57	September 16, 2000

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

Yuguo Zhang, BA, MA, Chairman, Chief Executive Officer and Director

Mr. Zhang joined our company in January 12, 2000. Mr. Zhang was also appointed Chairman of our subsidiary, Shanghai Broadband Network, Inc., on September 26, 2000. He obtained a Bachelors degree in Mass Communications from Peoples University (Beijing, China) in 1985, and a Masters degree in Political Science from Simon Fraser University (Vancouver, British Columbia) in 1995. Before immigrating to Canada in 1991, Mr. Zhang worked as senior assistant for the China Association for International Friendship, a Beijing-based national organization, promoting international business from 1985 to 1989. In 1989, he was the managing director of a large foreign joint venture corporation, Keep Wealth (Hainan) Group in China, a company involved in investment, real estate and building relationships with foreign corporations in China. Mr. Zhang has a thorough understanding of the economic situation, business environment and business legal system of China, extensive experience in managing foreign joint venture businesses, and has strong connections with local business communities and governmental organizations in several major cities in China.

In 1994, Mr. Zhang joined the Ming Pao Daily Newspaper as a senior business reporter and was later promoted to business editor.

Mr. Zhang is the founder of MultiCyber Internet Ltd. Mr. Zhang is also one of the founders of the Chinese Investment Forum, a large English/Chinese bilingual financial and investment exhibition/conference which was hosted in Vancouver, Canada in 1999 and 2000.

Graham Brant, B.Sc., Executive Chairman, President & Director

Mr. Brant was appointed Executive Chairman, President and a Director of our company on July 7, 2003. Mr. Brant has over 20 years experience in managing and growing innovative high technology businesses in both Asia and Europe. He is also the Chief Operating Officer & Director of our subsidiary, Shanghai Broadband Network, Inc. Prior to joining our company, Mr. Brant spent nearly 10 years in senior management positions with Microsoft Corporation. Most recently he was the Chief Executive Officer of Microsoft's Hong Kong and Asia operations. Between 1994 and 2001, he helped develop Microsoft's China business, establishing the services business of the company in People's Republic of China.

Mr. Brant has also held senior management positions in other market leading companies such as Cable and Wireless, Reuters and PA Consulting.

From January 2002 to January 2003, Mr. Brant was the President of ATPATH Technologies Limited, a software company that designs and develops software core product to enable the rapid development and deployment of Internet based business applications.

From May 1999 to November 2001, Mr. Brant was the Chief Executive Officer and General Manager of Microsoft's Hong Kong subsidiary, and was responsible for all facets of Microsoft's business in Hong Kong and China. This subsidiary focused on sales of Microsoft's products in China and Hong Kong.

From May 1998 to May 1999, Mr. Brant was the Asia Regional Marketing Director for Microsoft Asia and was responsible for products sales in Asian countries. Microsoft Asia focused on the sale of Microsoft's products in Asia.

From June 1994 to April 1998, Mr. Brant was the Asia Regional Director for Microsoft Consulting and was responsible for computer system and network consulting services to corporate customers in Asian countries.

From October 1992 to June 1994, Mr. Brant was the Managing Director of Microsoft Consulting of Microsoft UK Ltd. and was responsible for the professional business services in Europe, servicing a wide range of clients in different industries. Microsoft UK was responsible for expanding the sale of Microsoft's products and consulting services in Asia.

In addition to this, Mr. Brant consults to the Hong Kong government on information technology policy and organization issues and serves as a director of the Hong Kong General Chamber of Commerce. He has over eight years of experience in assisting businesses start up and be successful in China. Mr. Brant graduated in 1981 with a B.Sc. Honours degree in Electrical and Electronic Engineering from Bath University (United Kingdom).

Charles Demicher, B.E.Sc., P.Eng., Vice Chairman, Chief Operating Officer, Corporate Secretary and Director.

Mr. Demicher joined our company in May 28, 2001. He became our Chief Operating Officer on May 28, 2001, a director our company on July 20, 2001 and our Vice Chairman on July 7, 2003. He is also the Vice Chairman, Chief Technical Officer and a director of our subsidiary, Shanghai Broadband Network, Inc. Mr. Demicher has over 18 years of experience in start up ventures and capital projects in small and large multinationals organizations respectively leading business development, marketing, sales, capital project planning, financial control, construction, operations and maintenance within the network service provider, manufacturing, integration and distribution sectors of the telecom, broadband cable and wireless industries.

From July 2000 to July 2001, Mr. Demicher was jointly appointed by Nortel Networks and Antec Corp. as the Director of Market and Business Development for Nortel Networks Cable Media Group to establish new markets for these companies' products. Nortel Networks is a manufacturer and supplier of equipment for the telecommunications, wireless and cable industries. From February 2000 to July 2000, Mr. Demicher was the Vice President (Nortel Networks) for Antec Corp., responsible for developing strategic collaborative sales teams in offering next generation multimedia cable networking equipment and solutions to North American markets. From September 1999 to February 2000, Mr. Demicher was the Vice President of Strategic Partnership Sales for Antec Corp., where he was responsible for sales of fiber optic network equipment in the United States. From December 1997 to September 1999, Mr. Demicher was the Executive Vice President International Sales and Business Development for Antec Corp.'s International Division where he was responsible for international business development, engineering, manufacturing, integration, sales and support for cable network products in Asia, South America and Central America. From June 1997 to December 1997, Mr. Demicher was the Vice President and General Manager for Antec Corp.'s Latin American Division, where he was responsible for the business development, sales and support for cable network products in South America, Central America and the Caribbean.

From November 1993 to June 1997, Mr. Demicher held the positions of Vice President Sales and Engineering with Antec Corp. and its South American subsidiary, where he was responsible for the sales and engineering of products for the cable industry.

Mr. Demicher has served on numerous industry standards committees and was frequently appointed as a technology and management expert to the converging wire line, wireless and broadband cable television and telecom markets. In 1985, he received a Bachelors of Engineering Science in Electrical Engineering degree from the University of Western Ontario (London, Ontario, Canada). He also achieved industry awards for research and development in advanced holographic content and information technology systems.

Xinmin Gao, Director

Mr. Gao joined our Board of Directors on March 15, 2001. Mr. Gao is an Internet technology industry leader and senior engineer in China, and is Honorary Chairman of Shanghai Broadband Network. Currently, Mr. Gao is the standing Vice-Chairman of the China Information Industry Association, the Vice-Chairman of the Investment Association of China, the Chairman of the CIO Branch Association of China and a Senior Advisor to the State Information Office. Previously Mr. Gao was in charge of the Director-General of the State Information Center from 1993 to 1998, the President of the China Economic Information Network from 1995 to 1998 and a Standing Member of the Advisory Board to the State Information Office from 1993 to 1997.

Xiang Qian Shao, Director

Mr. Shao joined our Board of Directors in January 29, 2000. Mr. Shao graduated in 1982 from the Computer Science Department of the Changsha University of Technology (Hunan, China) with a Bachelor of Science degree, and graduated from the City of University of New York (New York) in 1993 with a Masters degree in computer science.

From 1982 to 1987, Mr. Shao worked as a systems analyst and applications developer at the Computer Department of the Beijing Hui Machinery Co. in Beijing, China. From 1987 to 1990, he was the editor of China Computer World, the weekly publication on computer and network industries in China. Subsequent to completing his Masters degree, from 1993 to 1994, he was a systems analyst and senior market analyst at the Shenzhen Real Estate Information Center, and from 1994 to 1996, was the assistant general manager and systems analyst at International United Online Ltd., a Beijing-based company and one of the largest Internet service providers in China.

Mr. Shao has gained experience as senior management in a large-scale Internet service provider in China. His understanding of the information industry in China is extensive and he is qualified to manage emerging information companies such as the Shanghai Broadband Network Information Project.

Beyond the management skills of the Internet business, Mr. Shao has strong technical skills in both the hardware and software sectors of the Internet and information network. He has extensive experience with computer hardware networking platforms (Sun-4, VAX11/750, HP900, IBM and Macintosh systems), operation system (SunOS, DEX Unix, VAX/VAM, DOS, Windows and Windows NT), networks and environment (TCP/IP, PPP, FTP, SLIP, BBS, LAN and Ethernet) and languages and packages (C, C++, Lisp, Pascal, Fortran, Basis, Assembly Dbase4, Clips, Paradox, Sybasee, AutoCAD and Internet Servers).

Wen Chao Tu, Director

Mr. Tu joined our Board of Directors on September 16, 2000. Mr. Tu is the founder of the Shanghai Information Town Co., Ltd. From 1982 to 1984, he worked as a chief technician, and later was promoted to the position of Vice President of Xinxing Circuit Factory in Shanghai, China. From 1985 to the end of 1990, Mr. Tu served as President (General Manager) of San Li Commerce Group Shanghai, a company involved in the e-commerce information industry.

In early 1992, Mr. Tu, jointly with a group of Internet technology professionals, founded Kang Da Economic and Technical Information Inc. Mr. Tu served as a director and Vice-President of Kang Da Economic and Technical Information. In July 1993, the company expanded and changed its name to Zhong Ke Kang Da Information City Development Group focussing on developing large scale information facilities and buildings in Shanghai, China. Zhong Ke Kang Da Information City Development Group subsequently changed its name to Shanghai Infoservice Enterprise Development Co., Ltd. and together with other large investment corporations and land development companies in Shanghai, formed the Shanghai Information Real Estate Co., Ltd. which changed its name to Shanghai Information Town Co., Ltd., which currently owns and operates the Shanghai Infoservices Tower, the first information facility of the Shanghai Information Tower Project.

Mr. Tu is the Chairman and President of Shanghai Information Town Co., Ltd. and Shanghai Infoservices Tower Enterprise Ltd. He has extensive connections within the information industry and network/Internet sector in China. As the first generation of the information industry pioneers in China, Mr. Tu has been highly recognized by both the industry and government.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2004, certain information with respect to the beneficial ownership of our Class A common stock by each stockholder known by us to be the beneficial owner of more than 5% of our Class A common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Class A common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Class A common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Yuguo Zhang 1066 West Hastings Street, Ste 2000 Vancouver, B.C., Canada, V6E 3X1	8,916,667(2)	22.1%
Charles Demicher 711 S. Carson Ste., 4A, Carson City, Nevada, USA, 89702	4,416,667(3)	12.8%
Graham Brant The Friary, Bath BA2 7UE United Kingdom	3,466,667(4)	10.0%
Xinmin Gao National Information Center #58 San Li He Road Beijing, P.R. China.	400,000(5)	1.2%
Xiang Qian Shao 502-4 Building 43 SR L1 Zhaung Xiao Qu Di Si Gan Suo Maidian District, Beijing, P.R. China	150,000(6)	0.4%
Wen Chao Tu # 35 Lane 2 Shan Yin Road Shanghai, P.R. China.	600,000(7)	1.8%
Rathbone Unit Trust Management Limited 159 New Bond Street London, W1S 2UD United Kingdom	3,750,000(8)	10.7%
Directors and Officers (as a group)	17,950,001(8)	42.7%

(1) Based on 33,880,968 shares of Class A common stock outstanding as of April 15, 2004, and, as to a specific person, shares issuable pursuant to the exercise of stock options exercisable within 60 days.

(2) Includes 5,500,000 shares of Class A common stock not yet issued and options to acquire up to 916,667 shares of Class A common stock, exercisable within sixty days.

(3) Includes 100,000 shares of Class A common stock issued to Charles Demicher and 3,650,000 shares of Class A common stock issued to World Capital Management, LLC, a company controlled by Charles Demicher. Options to acquire up to 250,000 shares of Class A common stock, exercisable within sixty days. Also includes options to acquire up to 416,667 shares of Class A common stock, exercisable within sixty days, issued to World Capital Management, LLC.

(4) Includes 2,800,000 shares and options to acquire up to 666,667 shares of Class A common stock, exercisable within sixty days, held by Church Street, Limited, a company managed by independent trustees of Merrill Lynch over which Graham Brant exercises dispositive and investment power.

(5) Includes 300,000 shares of Class A common stock and options to acquire up to 100,000 shares of Class A common stock, exercisable within sixty days.

(6) Includes 100,000 shares of Class A common stock and options to acquire up to 50,000 shares of Class A common stock, exercisable within sixty days.

(7) Includes 300,000 shares of Class A common stock and options to acquire up to 300,000 shares of Class A common stock, exercisable within sixty days.

(8) Includes 1,250,000 shares of Class A common stock which may be acquired upon conversion of certain convertible debentures, at a conversion price of $0.80 per share.

(9) Includes 5,500,000 shares of Class A common stock not yet issued and options of acquire 2,700,001 shares of Class A common stock.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 500,000,000 shares of Class A voting common stock, with a par value of $0.001, 500,000,000 shares of Class B non-voting common stock, with a par value of $0.001, and 100,000,000 shares of preferred stock, with a par value of $0.001. As at April 15, 2004 we had 33,880,968 shares of Class A common stock, no shares of Class B common stock and no preferred stock issued and outstanding. The Class A common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. In addition, each share of Class A common stock is entitled to one vote on all matters submitted to a vote of stockholders. On matters submitted to a shareholder vote, a majority vote of stockholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of Class A common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of Class A common stock when issued are fully paid and non-assessable.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 5, 2003, we engaged the firm of BDO Dunwoody LLP to audit our financial statements for the fiscal years ended December 31, 2003 and 2002. There has been no change in the accountants and no disagreements with BDO Dunwoody LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

Prior to the engagement, we did not consult BDO Dunwoody LLP regarding the application of accounting principles to any specific completed or contemplated transactions or the type of audit opinion that might be rendered on our financial statements.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The consolidated financial statements of Asia Broadband, Inc. included in this registration statement have been audited by BDO Dunwoody LLP, independent chartered accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws require us to indemnify any present and former directors, officers, employees, fiduciaries, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, fiduciary, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conduct themself in good faith and that such person:

- reasonably believed, in the case of conduct is the official capacity with our company, that their conduct was in our company's best interests;

- in all other cases (except criminal cases) believed that their conduct was not opposed to our company's best interests; or

- with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

The determination to indemnify any such person must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a quorum if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so directs, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

We will not indemnify a director adjudged liable to our corporation or adjudged liable on the basis that personal benefit was improperly received by such director. Our indemnification is limited to reasonable expenses incurred in connection with any proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

We have two executive and head offices which are located at Suite 2000, 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1 and Suite 130 - 10 Glen Lake Parkway, Atlanta, GA, USA 30328.

Our Vancouver offices are within an executive suite area of approximately 6,000 square feet. We maintain a duplicate set of corporate files in this location in a secured facility and have a dedicated executive suite including full use of shared administration, conference room facilities, administration, equipment and telecommunication network facilities. Our usage of the facilities is leased on a month-to-month basis at a rate of $550 per month with an obligation of less than two months. Our telephone number at our Vancouver office is 604.606.9066.

Our Atlanta offices are within an executive suite area of approximately 4,000 square feet. We maintain our corporate files in this location in a secured facility and have an executive suite including full use of shared administration, conference room facilities, administration equipment and telecommunication network facilities. Our usage of the facilities is leased on a month-to-month basis at a rate of $990 per month with an obligation of less than two months. Our telephone number at our Atlantic office is 678.222.3456.

We also maintain an office with specialized multimedia content analysis and network facility capabilities located at Whistlers Hollow, The Friary, Freshford, Bath, United Kingdom BA2 7UE. This two floor office space combined is 1,200 square feet and includes office area, networking equipment area, office theatre with specialized acoustics, a theatre display screen and conference space. We lease this space and facilities on a month-to-month basis at a rate of $1,660 per month with an obligation of one month. Our telephone number at our Bath office is 44.1225.721400.

Our subsidiary, Shanghai Broadband Network, Inc., is located at Suite 1212, Tomson Commercial Building, 710 Dong Fang Road, Pudong, Shanghai, People's Republic of China, P.O. 200122. This space is approximately 4,800 square feet in size and is located in the central commercial district of Pudong. The office space is leased on an annual basis for $44,000. Our telephone number at our China office is 86.21.583.39090.

DESCRIPTION OF BUSINESS

Our company designs and provides Internet and classroom based education services. We currently provide four different programs, three of which are focused on teaching English in the People's Republic of China. To date, we have not generated any revenues from the sale of our programs. The other program is focused on teaching international business in English and Chinese. We maintain websites at www.asiabband.com, www.asiabroadbandinc.com, www.sh-elearning.com, www.ie21.com, www.ie21.com.cn and www.shanghaibroadband.com. Information contained on our website does not form part of this prospectus.

We were incorporated on January 24, 1996 under the laws of the State of Nevada under the name of Gemini Marketing, Inc. On March 19, 1999 we changed our name from Gemini Marketing, Inc. to Merendon International, Inc. On July 27, 2000 we changed our name from Merendon International, Inc. to China Broadband Network, Inc. and on December 20, 2000 changed our name from China Broadband Network, Inc. to Asia Broadband, Inc. We were extra-provincially registered in British Columbia, Canada on January 12, 2004. Our principal executive offices in Canada are located at 2000 - 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1. Our telephone number at our Vancouver office is 604.606.9066. Our principal executive offices in the United States are located at Suite 130 - 10 Glen Lake Parkway, Atlanta, Georgia, United States 30328. Our telephone number at our United States office is 678.222.3456.

We have one subsidiary, Shanghai Broadband Network, Inc., a corporation formed under the laws of the People's Republic of China on September 26, 2000, which operates under the name Shanghai Zhong Kuan Xin Xi Wang Luo You Xian Gong Si. We currently own 92.86% of Shanghai Broadband Network with the remaining interests owned as follows: 3.57% by Shanghai Infoservice Tower Enterprise Development Ltd. and 3.57% by The Technical Center of the Shanghai Information Authority. Shanghai Broadband Network's principal office is located at Suite 1212, Tomson Commercial Building, 710 Dong Fang Road, Pudong, Shanghai, People's Republic of China, P.O. 200122.

In 2000, we acquired a 75% interest in a feasibility study and business plan, which forms the basis of the collaborative agreement between Multicyber, Inc., a company controlled by the president of our company for the payment of $100,000 in cash to Multicyber, Inc. The transaction was recorded as a pre-operational expense in 2000. Subsequently, in September 2000, Shanghai Broadband Network was incorporated to participate in a joint-venture project with other partners to develop and distribute Internet broadband network products and services identified in the feasibility study and business plan. We initially owned a 75% interest in Shanghai Broadband Network Inc. and in August 2003, we acquired an additional 15% interest in Shanghai Broadband Network from one of the other partners in exchange for cash of $150,000. In 2003, we also contributed an additional $400,000 of equity capital into Shanghai Broadband Network. As a result, we currently own a 92.86% interest in our subsidiary.

The Technical Center of the Shanghai Information Authority is a Shanghai municipal government organization in charge of the development of the broadband infrastructure in the city of Shanghai. The Shanghai Infoservice Tower Enterprise Development Ltd. is a local Shanghai company with interests in a Internet data centre and who holds an education licence.

Our Current Business

Our company designs and provides educational programs delivered in a variety of ways; (a) in a purely online format through the computer and/or over the Internet; (b) as blended learning programs with a portion of the program taught in a training centre and a portion delivered on a computer or over the Internet (which the student can complete at the training centre or at home), and (c) in a classroom campus setting which combines traditional classroom sessions with onsite workshops where a portion of the program is delivered on a computer in the onsite workshop. We currently provide four different content programs, three of which are focused on teaching English in China. The other program is focused on teaching international business in English and Chinese in China.

All of our educational programs are grouped under the IE21 brand name. The programs currently include:

- E-Ya Kids English

- Fudan New English

- Fudan International Business Diploma

- GE300 Government English Learning Program

Through various partnership agreements with content providers including Q Group Plc, the Open Learning Foundation (through Virgil, Ltd.), Computerized English Learning Inc., and Shanghai General Foreign Language Testing Center, we have incorporated some of the English language content into our programs. Q Group, PLC is leading producer of multimedia theme based educational content created from a resource base of educational experts. Open Learning Foundation is a consortium of UK based universities which have designed and produced business content. Computerized English Learning is a Canadian based multimedia educational product based company specialized in English pronunciation which is a key factor in enabling students to proceed to higher levels of learning by establishing critical fundamentals in methods of spoken English language.

The Shanghai General Foreign Language Testing Centre is a department operating under the second largest foreign language university in China called Shanghai Foreign Language University. We have a joint venture collaborative arrangement with the Testing Centre department of this university. This department is the government authorized centre to provide English language testing for various target and required markets such as government civil servants.

We obtained the right to use, pursuant to a collaborative agreement, the content which may not be suitable to be sold in its present format and we prepare it for market by aggregating, developing and producing enhanced, customized and localized programs for the sale and distribution in China.

The Q Group has invested to produce a top quality multi-tiered English language multimedia learning system. Pursuant to the collaborative agreement, we share the ownership of the license for the "bilingual Internet enabled" version called Quartet Chinese English Online with the Q Group in exchange for our participation in the development and marketing of our system.

In China, we have partnered the Fudan University in order to receive accreditation for two of our educational programs, Fudan New English and Fudan International Business Diploma. Students who successfully complete either of these programs will receive a certificate from the Fudan University. Fudan University is an established and recognized top tier university in China for comprehensive and business studies. This university is our partner for jointly offering and delivering the Fudan New English and Fudan International Business programs.

We have also established relationships with academic institutions in China, North America and the United Kingdom. In China, we have established relationships with over 15 universities. Through these relationships, we intend to introduce their educational content to the Chinese educational market.

Through partnership agreements with academic institutions and other educational organizations, we share co-branding trademark rights to Fudan New English, Fudan International Business and Interactive GE 300 with Shanghai Foreign Language University Test Centers with these institutions and organizations.

Our Current Programs

One of the problems in teaching foreign languages is the rate at which students progress in learning the foreign language. Some students learn quicker than other students. Other problems include the lack of experienced teachers and high quality educational material. By combining traditional classroom teaching methods with modern computerized and Internet based content, we believe that we have developed a system that addresses these two problems.

Modern computers with multimedia capabilities combined with high-speed networks including the Internet can deliver educational content to a larger number of students. Students can opt for technology-driven teaching that is completely online (computer and/or Internet based), or they can select a combination of live classroom teaching and computer and/or Internet teaching.

Programs using multimedia effects produce an outstanding and exciting learning experience using linguistically and academically approved English language, colorful and varying visual and auditory special effects, integrated tests, quizzes and numerous options for the student to learn in various ways.

E-Ya Kids English

English language training is becoming an increasingly important part of the traditional school curriculum in China. The preschools and primary schools have both started implementing English language teaching. However, the school system in China is finding it difficult to identify and hire enough qualified teachers to satisfy growing demand for English language teaching. In addition, the school system needs to identify innovative ways of motivating students to actively start learning English at a young age.

Our E-Ya Kids English program is designed to strengthen the English preschool and primary school curriculum by providing pedagogic and entertainment based interactive multi media content that inspires young children to study and learn English. Our E-Ya Kids English program assists in motivating students while supporting and strengthening the teacher's knowledge. A critical component in our program is that it has been developed with a training structure that is integrated with the existing preschool primary schools official English language curriculum. The program is integrated in the core curriculum and used as supplementary teaching material.

Our E-Ya Kids English program includes 103 multimedia activities. Activities are divided in 14 theme based units with 5 to 6 training activities in each unit. In addition to the theme based units the product includes game based learning activities such as memory and crossword games, stories with short cartoon movies, word learning activities and test activities.

This program is a computer and classroom based learning program designed to teach English to children aged 5 to 12. The children work with this interactive software program to learn English in a classroom setting while being guided by their teachers. Paper manuals are provided for both the students and the teachers.

We have been focussed on marketing our program to the various school districts authorities in China. By targeting our sales efforts on the district school authorities, a large number of schools can be accessed through the same channel. Initial trials have been carried out in cooperation with the Pudong, Shanghai Education Information Center in 14 schools representing 10,000 students in the Pudong district of Shanghai. The Pudong school district is one of the largest school district in the 15 districts of Shanghai. In this district there are approximately 250,000 students in 120 elementary schools and 115 combined total of middle and high schools. The district is a leading district for bilingual teaching in Shanghai. The Pudong District also has the technology required to operate our program as currently approximately 150 of the schools in Pudong have high speed Internet connections both utilizing the networks operated by the Shanghai government and by China Telecom respectively.

After testing the programs the Pudong Education Authority is currently in the process of approving our program so that individual schools in the district will be allowed to use our program as part of the school's official curriculum material.

We intend to charge each of the schools an annual, two year or three year license fee for our program. We will also encourage each of the students to supplement their school learning materials with access to our Internet based website which contains additional other education material and games. Students will also be able to purchase a complete a 3-in-1 package to support their children's educational development, which includes written materials, a compact disc and access to our Internet based website.

Once the program has been approved by the school district and schools license the program, we will deliver this program through our classroom campus setting. The price for site licenses vary per license depending on the length of term of the license and the volume of site licenses sold.

Fudan New English

Our Fudan New English program was launched in November 2003. Originated by Q Group Plc., our program is based on the Quartet Chinese English Online product, an integrated English as a second language (ESL) learning system including student textbook, teacher's guide and multimedia learning materials. A key feature of our program is its integration of traditional classroom teaching methods with computer and/or Internet educational content and teaching. We worked in partnership with Fudan University on localizing the former Quartet Chinese English Online product to the wholly new Fudan New English. We spent significant time in translating the text and localizing the content to meet the demands of students in China.

The program was developed through a partnership between our company, Shanghai Online Education Center of Shanghai Telecom and the Fudan University School of Network Education. The program is marketed under the Fudan New English brand name. Fudan University has extensively reviewed the content of our program and partnered with us in delivering this product to students in a classroom setting. Upon completion of the program, the Fudan University will issue a certificate entitled the "Fudan New English Certificate".

This program contains approximately 750 hours of interactive and multimedia self-learning software, 64 units of intensive online teaching video lectures, e-magazines and interactive classrooms that can be delivered to students in a classroom setting, over the Internet or across private networks. The content is divided into a wide variety of subject matter, including social communications skills, business customs, geography, history, travel. There are four large modules in this program.

The program is being delivered in three different formats as follows:

- blended learning program combining classroom based teaching sessions at the affiliated training centers with online learning through the IE21 website;

- multiple Internet accounts to group users, such as schools, business and the government licensed are on a per student per course basis; and

- complete online program though the IE21 website.

For the program, we provide the classroom materials including student textbooks, teacher's guides and the software program. The student textbooks present a wide range of content covering various aspects of human society and feature exercises with incremental difficulty on English grammar, reading and writing. The online learning materials are interrelated with the student textbooks but they are interdependent. They work complementary to provide students an enjoyable learning experience. The teachers' guide enables teachers to prepare the class with the minimum time and monitor students' learning process via the management software.

The classroom sessions are taught through training centers operated by franchisees of our company. Under this program, we provide the classroom materials including student textbooks, teacher manuals and the software program and correspondingly the franchisee provides the classroom infrastructure, computers and teachers. We also provide extensive training and support to the teachers at the training centers. Fudan University provides strict guidelines on academic quality control, program pedagogy, and branding. The franchisee pays a fixed fee for the right to use our program and for teaching support. Fudan University and our company share the franchise fee equally.

This program may also be delivered to businesses or groups over private computer networks like a company's intranet, through satellite or by supportive compact disc, provided that such businesses or groups have a connection to the Internet. The program can be delivered to a individual users of the business or group or projected onto a large display. Students also have the option of taking the program completely over the Internet. We can deliver this program anywhere in China provided that the user has a connection to the Internet. For those users who do not have high speed access to the Internet, we provide a compact disc containing encrypted forms of the largest files. Students who purchase the online program will receive a student card which will entitle them to access some of the materials over a narrowband Internet connection.

Program sales, revenue collection, program feedback analysis, program upgrades and management are all the responsibility of our company except for accreditation and testing which is the responsibility of Fudan University School of Network Education. Fudan University manages accreditation and collects a small test fee directly.

Shanghai Telecom provides all website infrastructure and support, a department of China Telecom. In addition Shanghai Telecom provides access to its on line marketing channels at no incremental cost. In addition to online marketing, Shanghai Telecom provides other channels of marketing such as advertising on monthly telephone service bills, posters in telecom retail service and billing centers and connection to other market segments via China Telecom's infrastructure of various Internet portals. The training center utilize their existing channels to market and various forms of advertising and value added services to increase their own sales.

The total program fee is split in two parts; one part representing the online service and one part representing the classroom based teaching service. Pursuant to our agreement with Fudan University, Fudan University receives 10% of the online service fees and 15% of the classroom teaching fees. The balance of the classroom teaching service fees are collected by the franchisee teaching center. Pursuant to our agreement with Shanghai Telecom, Shanghai Telecom receives 20% of the online service fees in return for marketing our program and the provision of all data center infrastructure, where our website is currently hosted. All these agreements were reached in 2003 and are for a period of five years.

Students buy the blended classroom and online program directly from the training centre. The program has four levels and blended learning course prices which vary from $70 for beginner and improver levels respectively and up to $90 each of the advanced and professional level programs. Each of the four programs are 45 to 51 hours in length, each program has four session periods and each session period are 15 to 17 weeks in duration.

The online program is presently available in a combination of self learning and pre-recorded studio sessions. Later this year, live broadcast sessions will be available as an enhanced program. Students buy the online access time from our IE21 website using transactional based systems from China Pay, prepaid educational cards or fees paid during registration. We have only recently launched this program in 2004.

Pronunciation Power

Our company has integrated the important components and fundamentals to enable accelerated learning of English as a second language by adapting pronunciation lessons with our Fudan New English program. Online lessons are available in four levels and provide a solid entrance points for a variety of students experienced in different levels. Programs are incremented from beginner, intermediate, advanced and business introduction levels.

The programs are interactive and user friendly and supported with bilingual instructions. Each program has a few thousands of combined learning features including listening exercises, pictorial instructions and sound analysis of pronunciation, comparative words, sentences, examples, exercises, speak articulation, intonation, timing/stress and other important capabilities.

Fudan International Business Diploma

Foreign companies currently employ almost 1.3 million people only in Shanghai. Foreign and multinational employers usually require their employees to be able to speak the English language and to have a basic understanding of international business practices especially with the increased exposure to foreign companies in China.

Our Fudan International Business Diploma program is focussed on providing basic knowledge in international business and teaching the English language. The test pilot of this program was launched as a purely classroom based bilingual course in May 2003. Currently, no part of this program is provided through a computer program or over the Internet. Translation of the program into Chinese and independent Chinese content development was carried out by top level linguistic professionals from Fudan University. Course material was developed by the Open Learning Foundation. The program is accredited by the Fudan University and the Open Learning Foundation. Upon successful completion, students will receive a certificate from the Fudan University.

The program offers English-Chinese bilingual teaching of international business, including an introduction to western business theory and practice, practical business skills, basic marketing, international business strategy, principals of human resource management and international business decision analysis.

The next step in the development of our Fudan International Business Diploma program is to develop a blended learning programs combining computer and/or Internet training with traditional class room based training.

The price for this program in its current format is $1,084 for a six module multi-chapter program. The program provides a strong foundation of integrated learning of business and English which was based on a UK university recognized Bachelors of Administration program. Prior to the commencement of each module and industry guest speaker launches each module followed by theory taught by top quality academic professionals from Fudan University. We were able to sell out one class of this program on a test basis without market advertising.

GE 300 Government English Learning Program

Our company and the Shanghai General Foreign Testing Office jointly established this hybrid offline/online program, which was designed to meet growing demand for basic English training for employees of the Shanghai Municipal Government. The Shanghai Municipal Government requires that its employees enroll and successfully pass the GE 300 Test set by the Shanghai General Foreign Testing Office in order to obtain their certificate allowing employment. This was the first program launched by our company on a test basis in November 2002 and underwent review by the government in 2003. The foundations of this program are based on a set of standard programs used by the government for many years. Our company spearheaded the transformation of the GE 300 to a hybrid online/offline program.

The program contains simple content of 300 English sentences which was developed in partnership with the central Shanghai Government's personnel bureau which has introduced mandatory English testing for all 40,000 government employees located in Shanghai. The program has been recently approved for use in the general public market and modeled into other cities. This is an online/offline program and we are currently in the process of expanding the capabilities of this program with plans to expand this program so that other government entitles will have access to the program.

Products in Development

We are currently developing a new classroom and Internet based learning program that will teach science content to children aged 5 to 14 for primary and middle school market and applications within the high school market. We expect that this program will be completed in the first quarter of 2005.

We are planning to migrate the GE300 program to a mobile application and to target this program for sale to the general public.

As part of our pre-recorded learning sessions within the Fudan New English program we will continue to produce 45 minutes to 1 hour learning sessions in the studio production facilities provided under our partnership arrangement with Fudan University. In addition, we have access to a second studio production facility provided by our partnership with China Telecom.

The Market For Education in China

International demand for English language instruction is growing rapidly. English is the dominant language of international business, medicine, diplomacy, academics, and technology. With the trend toward globalization accelerating, our company believes that demand for English instruction will increase at an even greater rate.

Our management believes that proficiency in English and western business education is becoming a goal of many Chinese people who want to work with or for foreign or multinational companies in or outside of China.

Economic development, urbanization and internationalization contribute to higher demand for education. Concurrently, Chinese families show a higher interest in investing in their children's education, which is not found in other countries that have high levels of public spending on education.

China is constrained by the shortage of teaching facilities and professional teachers. Therefore, only a limited market is being serviced by enhanced international educational content providers. Secondly, this content is offered via the traditional methods of offering such as sending Chinese students abroad to higher priced foreign institutions and/or receiving partial foreign education programs in China in traditional classroom settings without campus multimedia and computer network teaching methods. This existing delivery of international academic educational content is currently targeted to niche markets and is unaffordable to a significant majority of the population.

As a result, our focus is on providing academic quality international educational content. Our team members are experts in understanding how to successfully convert "raw content" which can be understood as content ready for market by the international content partner, but in all cases requires limited or extensive modifications in order to conform to the local domestic requirements. We refer to this detailed area of expertise as educational content aggregation and localization. In this process of localization, we are involved with enhancing the educational content under strict quality assurance processes as we customize the content to meet the specific needs and applications of our client's target market(s).

Technology

Our websites are hosted by a server which is contained with the offices of China Telecom. Our telecom partnership provides equipment and network capabilities without Shanghai Broadband Network needing to make a capital equipment investment. This dependency on network capabilities is reduced since Shanghai Broadband Network's strategic shareholding partners have network provider access capabilities and licenses to provide similar services.

We share studio production facilities within Fudan University for the production of pre-recorded sessions, however, recently we have enabled enhanced features in our online programs which will allow us to sell live interactive learning sessions from our studio access to training centers, corporate training centers, schools and directly to the any location with Internet access.

Target Market and Customers

Our target customers and sales channel partners for our educational programs are universities, colleges, schools, school districts, government and businesses. In addition, we sell our branded programs directly to the end user. End users have the choice of self learning with pre-recorded learning sessions and will have the choice of interacting with piers and academic professionals by way of our live interactive learning programs. Support for students are provided though online educational services and from one of the channel partners.

Sales and Marketing

We intend to sell our products and services using direct and indirect sales channels and various marketing methods. We are primarily focused on the development of distribution channels in China, including the development of franchised and affiliated training centers for our Fudan New English and Fudan International Business Diploma programs. Initial development will focus on the geographical areas where Fudan University has a strong brand name. We have established three Fudan New English training centers in Shanghai and will be establishing training centers in Beijing, Jingsu, Zhejang and Chongqing. For the online Fudan New English program, initial marketing will be conducted through our partnership with Shanghai Telecom, who will actively market our programs to its current Internet subscribers.

We also intend to market our programs by advertising in newspapers, printing and distributing brochures, attending and conducting conferences and trade shows and advertising on the Internet. Brochures and other written materials will also be distributed by China Telecom, Fudan University and by our franchised and affiliated training centers. For example, China Telecom posts banner advertisements on their and other websites, prints advertisements on their bills to their customers and displays posters in their retail outlets. Fudan University displays posters, circulates brochures and includes an advertisement in their course calendar. The training centers display posters and circulate brochures.

For our E-Ya kids, we have been focused on marketing our programs to the various school district authorities in China. By targeting our sales efforts on the district school authorities, we can access a larger number of schools through the school district. Once we have obtained the approval of a school district, we intend to market our products to each of the individual schools in that school district.

Competition and Competitive Advantages

The market for English language learning is highly competitive. The English as a second language market is a large, fragmented market that has attracted hundreds of different companies, with no real dominant player. We face competition from companies that sell traditional classroom products and services, including, classroom instruction, books, audiotapes, etc., and from companies that sell computer software. There is growing momentum for using computers in place of or in conjunction with traditional classroom products and services and we expect that trend to continue. With regards to blended learning, we will face competition from existing market players. We will also have to look out for new entrants from companies who produce software or online based educational content.

Our competitive position utilizes strength in partnership brand recognition and joint ownership in branded programs. We jointly own the intellectual property for the Quartet Chinese English Online Internet version used in our Fudan New English program. We have entered into key agreements or developed relationships with key universities, testing offices and centers and online education content providers. We also have an exclusive agreement with the Open Learning Foundation (through Virgil, Ltd.) for the international business studies content delivery in China. We also have an exclusive agreement with Computerized English Learning for integration and distribution of online formatted pronunciation programs in China.

Employees

Our company employs nine consultants. Our consultants are responsible for our company's management, accounting and finance, operations, marketing. business / technical development and administration.

Our subsidiary, Shanghai Broadband Network, employs 36 full time persons. There are employees in accounting, employees in administration and human resources, in educational content program development and management, employees in sales and marketing and employees in software, Internet technology and system engineering and production.

Intellectual Property

We own co-branding trademark rights to Fudan New English, Fudan International Business and Interactive GE 300 with Shanghai Foreign Language University Test Centers.

The Q Group has invested to produce a top quality multi-tiered English language multimedia learning system. We have joint ownership of the intellectual property rights for the "bilingual Internet enabled" version called Quartet Chinese English Online.

We have also registered the following domain names: www.asiabband.com, www.asiabroadbandinc.com, www.sh-elearning.com, www.ie21.com, www.ie21.com.cn and www.shanghaibroadband.com.

We are not aware that our services or proprietary rights infringe the proprietary rights of third parties. However, from time to time, we may receive notices from third parties asserting that we have infringed their trademarks, copyrights or other intellectual property rights. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require us to cease the marketing or use of our website, any of which could have a material adverse effect on our business, operating results and financial condition.

Research and Development

We spent $97,020 on research and development in the year ended December 31, 2003, compared with $22,120 in the year ended December 31, 2002. We expended the funds on developing and localizing the educational content in our current programs for use in China.

Government Regulation

We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally. However, it is possible that a number of laws and regulations may be adopted with respect to the Internet and e-commerce, covering issues such as user privacy, pricing and characteristics and quality of products and services. We cannot predict the impact, if any, that future regulation or regulatory changes may have on its business.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 6 of this registration statement.

Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operation and Cash Requirements

As of December 31, 2003, we had cash on hand of $897,190. As at December 31, 2003, we had not generated any revenue from sales of our programs. To date, we have not generated any significant revenues from the sale of our programs. We have incurred operating losses since inception, and this is likely to continue into fiscal 2004. Management projects that we may require an additional $2,325,000 to fund our ongoing operating expenses, working capital requirements for the year ended December 31, 2004, broken down as follows:

Estimated Funding Required During the Year Ended December 31, 2004
Operating expenses
Sales and Marketing	$275,000
General and Administrative	$975,000
Research and Development	$25,000
Capital Expenditures	$100,000
Officer and Employee Compensation	$750,000
Working Capital	$200,000
Total	$2,325,000

These estimates do not include any potential capital requirements that may be needed should we identify any products or business acquisitions that may add value to our current product and service offerings.

In the first quarter of 2004, we completed private placements for aggregate gross proceeds of $2,290,000, which together with our existing capital should satisfy our cash requirements for the next twelve months. In addition, we expect revenues that will be generated during fiscal 2004 will provide additional funds for operations. We anticipate that these funds will be sufficient to satisfy our cash requirements for the year ended December 31, 2004. Should we will require any additional monies during fiscal 2004, we plan to raise any such additional capital primarily through the private placement of our equity securities. There are no assurances that we will be able to obtain further funds of such funds required for our continued operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual consolidated financial statements for the years ended December 31, 2003 and 2002, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful and sufficient market acceptance of our current program offerings and any new program offerings that we may introduce, the continuing successful development of our program offerings and related technologies, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Plan of Operation for Year Ended December 31, 2004

Our plan of operation for the twelve month period ending December 31, 2004 is to become a prominent supplier of English based learning and educational content in China. Our projected cash requirements of $2,325,000 for the year ended December 31, 2004 will be used as is described below.

Sales and Marketing

We estimate that we will require $275,000 to promote the sale of our products during the year ended December 31, 2004. We will focus on the development of distribution channels in China, including the development of franchised and affiliated training centers for our Fudan New English and Fudan International Business Diploma programs and obtaining the approval of school districts for our E-Ya Kids program. Initial development will focus on the geographical areas where Fudan University has a strong brand name. We have established three Fudan New English training centers in Shanghai, and then development will focus on establishing training centers in Beijing, Jingsu, Zhejang and Chongqing. For the online Fudan New English program, initial marketing will be conducted through our partnership with Shanghai Telecom, who will actively market our programs to its current Internet subscribers.

Our selling and marketing expenses will include salaries, commissions and related expenses for our sales personnel in China, advertising in newspapers, printing of brochures, attending and conducting conferences and trade shows and Internet advertising. This estimate also includes amounts that we pay to others to conduct advertising on our behalf, including China Telecom, Fudan University and the training centers. China Telecom posts banner advertisements on their and other websites, prints advertisements on their bills to their customers and displays posters in their retail centers. Fudan University displays posters, circulates brochures and includes an advertisement in their course calendar. The training centers display posters and circulates brochures.

General and Administrative

We estimate that we will require $975,000 for various general and administrative expenses including general office expenses, travel expenses, telephone and communication expenses, office rent expenses, directors and officers insurance, legal expense, accounting and auditing expenses and expenses related to permits, licenses, trademarks, domain names and taxes.

Research and Development

We estimate that we will require $25,000 for improvements and upgrades to our various programs, including the conversion of the E-Ya Kids Program to an online program and for further development on the Fudan International Business program. We are also planning on producing a science based program for children. Accordingly, we have been attempting to negotiate an agreement with Emmersive Education for the delivery of science subjects and math content. The nature of science subjects makes them very suitable for bilingual teaching and localization efforts are limited to simple vocabulary translation. Emmersive Education will also provide a French language learning program that will be localized for the Chinese language learning market. The product is a good complement to our current product portfolio since it is targeted at students aged between 12 and 18 years as it is intended to fill the gap between the E-Ya Kids English and the Fudan New English program.

Capital Expenditures

We estimate that we will require $100,000 to purchase computers, computer servers and network equipment for our ongoing business. Included in this estimate are costs of software that we require for our internal operations, including a computer network to link our employees and offices, order processing, bill processing and other administrative software for our business.

Officer and Employee Compensation

We estimate that we will require $750,000 for salaries for the officers and employees of our company in order to implement our business plans. With the ramp up of our business, we will be required to increase our professional, technical and administrative personnel in Canada, the United States, the United Kingdom and China. We anticipate that most of this increase will be in Canada and the United States. We will be seeking to hire a full time Chief Financial Officer for our company.

Working Capital

We estimate that we will require $200,000 for working capital purposes which will include investor relations, acquisitions of content for our programs, as well as capital requirements for the preparation of a study on methods to penetrate the into the education entertainment markets.

NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financing Accounting Standards Board ("FASB") issued Financial Interpretation Note ("FIN") No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or "VIEs") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBIs"), are as follows: (a) For interests in special-purpose entities: periods ended after December 15, 2003; (b) For all VIEs created before January 31, 2003: periods ending after December 15, 2004; and (c) For all VIEs created after January 31, 2003, FIN 46 is applicable immediately. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs.

The implementation of this new standard is not expected to have a material effect on our financial statements.

On May 15, 2003, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS No. 150 affects an entity's classification of the following freestanding instruments: a) Mandatory redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003.

The implementation of this new standard did not have a material effect on our financial statements.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Revenue Recognition

To December 31, 2003, we have not yet generated revenue. We will follow the provisions of Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition" and EITF 00-21 "Accounting for Revenue Arrangements with Multiple Deliverables" for accounting and recognizing revenue. In accordance with SAB No. 101, revenue from the sale of programs and supplemental learning materials will be recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collectibility is not considered probable, revenue will be recognized when the fee is collected. In an arrangement with multiple deliverables, we will assess if the delivered item(s) constitute separate units of accounting in accordance with the following criteria: The deliverable item(s) has value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of the undelivered item, and whether the delivery arrangement is considered probable and substantially in the control of the vendor.

Revenue from enrolment in the educational programs will be deferred and recognized as the programs are delivered and services are provided. Annual licensing fees from registered schools will be recognized over the term of the license. The portion of the program revenue allocated to the sales of supplemental learning materials and the revenue from independent sales of these materials will be recognized as the products are delivered and the refundable period has expired.

Impairment of Long-Lived Assets

We apply the recommendations of SFAS 144, Accounting for the Impairment of Disposal of Long-Lived Assets. SFAS 144 requires that companies (1) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted cash flows and (2) measure an impairment loss as the difference between the carrying value and fair value of the asset. We believe that there was no impairment of our property and equipment and intangible assets as at December 31, 2003 and 2002.

We review the carrying amount of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The recognition of impairment of long-lived assets will be required in the event that the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such assets relate. We believe that there was no impairment of our property and equipment and intangible assets as at December 31, 2003 and 2002.

In accordance with the provisions of SFAS No. 142, our management reviews the carrying value of its goodwill on a quarterly basis for indicators of impairment in value. The fair value of the reporting unit is compared to the carrying value in order to determine if impairment exists. Adjustments to reflect impairment in value, if necessary, are recorded to the extent the fair value of the reporting unit exceeds the carrying value of its goodwill and in the period in which the determination of impairment was made. No goodwill impairment was recognized as at December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On March 27, 2000, we entered into a letter of agreement with Multicyber, Inc., a Vancouver, Canada, based Internet company which is controlled by Mr. Zhang, our president. Pursuant to the agreement we acquired the rights to Multicyber's 70% interest of the proposed project in Shanghai Broadband Network Information Joint Venture Chinese Subsidiary, together with the related project feasibility study. For the assignment to the feasibility study and joint venture project, Multicyber received payment of $100,000 in cash.

On January 29, 2000, we issued to Mr. Zhang 2,500,000 shares of our Class A common stock, at a deemed price of $0.001 per share, in consideration of pre-operational services provided to our company. The services were recognized in our consolidated financial statements at a cost of $2,500,000 based on the offering price of the underlying common stock in a private placement completed subsequently in June 2000.

On August 25, 2003, we purchased from Shanghai Infoservice Tower Enterprise Development Ltd. an additional 15% of the shares of our subsidiary, Shanghai Broadband Network, for $150,000. Subsequent to this purchase, we invested a further $400,000 into our subsidiary. As a result of the acquisition and the investment, we increased our ownership in our subsidiary to 92.86% of the issued and outstanding shares.

In addition, we incurred $18,000 (2002 - $Nil) in director fees payable to all of the directors. As at December 31, 2003, $7,500 (2002 - $Nil) of the director fees was outstanding and included in amounts due to related parties.

On December 23, 2002, we issued 1,000,000 shares of our Class A common stock, at a price of $0.25 per share, to Graham Brant, a director of our company, in a private placement transaction. In connection with the private placement, we paid a stockholder $12,500 as a finder's fee.

On July 7, 2003, we issued 100,000 shares of our Class A common stock, at a price of $0.055 per share, to Mark X. Shao, a director of our company, in consideration of services that he provided to our company.

On July 7, 2003, we issued 300,000 shares of our Class A common stock, at a price of $0.055 per share, to Xinmin Gao, a director of our company, in consideration of services that he provided to our company.

On July 7, 2003, we agreed to issue 1,800,000 shares of our Class A common stock, at a price of $0.055 per share, to Graham Brant, our President and director, in consideration of services that he provided to our company. The shares were issued to Church Street Limited, a company managed by independent trustees of Merrill Lynch over which Graham Brant exercises dispositive and investment power. The shares were issued on September 12, 2003.

On July 7, 2003, we issued 3,650,000 shares of our Class A common stock, at a price of $0.055 per share, to Charles Demicher, our Vice Chairman, Chief Operating Officer and director, in consideration of services that he provided to our company. The shares were issued to World Capital Management, LLC, a company controlled by Charles Demicher.

On July 7, 2003, we issued 300,000 shares of our Class A common stock, at a price of $0.055 per share, to Wen Chao Tu, a director of our company, in consideration of services that he provided to our company.

On July 7, 2003, we issued 150,000 shares of our Class A common stock, at a price of $0.055 per share, to Li Jian Hau, a director of our subsidiary company, in consideration of services that he provided to our company.

Compensation expense recognized in our 2003 financial statements in respect of the July 7, 2003 issuances to related parties was $346,500, based on the quoted market value of our common stock on the agreement dates.

As of March 10, 2004, we agreed to pay an annual consulting fee of $120,000 to Mr. Demicher's nominee company, CHD Holdings, LLC for consulting services provided to our company by Charles Demicher. For the year ended December 31, 2003, we rendered $106,667 and there are outstanding fees of $27,625 for consulting services provided to our company.

We pay an annual consulting fee of $20,000 to Mr. Wen Chao Tu, a director of our company, for his services and performance to our company and our subsidiary. This contract was terminated on July 7, 2003. For the year ended December 31, 2003, we paid $10,000 and there are outstanding fees of $34,355 for consulting services provided to our company.

As of March 10, 2004, we agreed to pay an annual consulting fee of $125,000 to Golden Promise Business and Investment Inc., a company owned by Yuguo Zhang , for consulting services provided by Yuguo Zhang. For the year ended December 31, 2003, we paid $114,167 and there are outstanding fees of $73,638 for consulting services provided to our company.

As of March 10, 2004, we agreed to pay an annual consulting fee of $120,000 to Alexa Holdings Limited, a company owned by Graham Brant, for consulting services provided by Mr. Brant. For the year ended December 31, 2003, we paid $92,500 and there are outstanding fees of $nil for consulting services provided to our company.

On July 7, 2003, we agreed to issue 1,000,000 shares of our Class A common stock, at a deemed price of $0.055 per share, to Seabas Investment Limited, a nominee company of Desmond McVeigh, a former director and officer of our company. Mr. McVeigh provided consulting services to our company from 2001 to 2003. As at November 29, 2003, there were outstanding fees of $74,916 owed to Mr. McVeigh for consulting services rendered to our company which we settled pursuant to a Settlement Agreement, dated November 28, 2003, pursuant to which we agreed to pay $14,983 before December 5, 2003, pay approximately $832 per month over 18 months beginning on January 25, 2004 and issued the above-mentioned 1,000,000 shares of our Class A common stock valued at $0.08 per share based on the trading price on the date of the settlement agreement.

We entered into Settlement Agreement, dated November 23, 2003, with Tom Allen, a former director and officer of our company. There were also outstanding fees of $16,344 owed to Mr. Allen for consulting services rendered to our company. Pursuant to the Settlement Agreement, we agreed to pay $3,268 before November 30, 2003 and pay approximately $182 per month over 18 months beginning on January 25, 2004. During the year ended December 31, 2003, we also issued 178,500 shares of our Class A common stock, at a deemed price of $0.055 per share which were valued at $0.08 per share based on the trading price of our Class A common stock on the date of the settlement agreement, to Inter-Canadian Capital Strategies Inc., a nominee company of Tom Allen.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Class A common stock is quoted on Pink Sheets LLC under the symbol "ASAB." The following quotations obtained from Canada Stockwatch reflect the highs and low bids for our Class A common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions.

The high and low bid prices of our Class A common stock for the periods indicated below are as follows:

Pink Sheets LLC(1)
Quarter Ended	High	Low
December 31, 2003	$0.60	$0.07
September 30, 2003	$0.25	$0.055
June 30, 2003	$0.10	$0.06
March 31, 2003	$0.10	$0.06
December 31, 2002	$0.10	$0.001
September 30, 2002	$0.10	$0.08
June 30, 2002	$0.15	$0.05
March 31, 2002	$0.20	$0.05

(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our common shares are issued in registered form. 1st Global Stock Transfer, LLC, of 7341 W. Charleston Blvd., Suite 130, Las Vegas, Nevada 89117 (Telephone: 702.656.4919), Facsimile: 702.304.0634 is the registrar and transfer agent for our common shares.

On April 15, 2004, the shareholders' list of our common shares showed 119 registered shareholders and 33,880,968 shares outstanding.

We have not declared any dividends on our Class A common stock since the inception of our company on January 24, 1996. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our Class A common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our Class A common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our Class A common stock, our Class A common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

Equity Compensation Plan Information

Effective July 7, 2003, we adopted the 2003 Stock Option Plan for directors and consultants of our company and its subsidiaries. The maximum number of common shares to be issued under the 2003 Stock Option Plan initially is 5,000,000 shares of Class A common stock. Under the 2003 Stock Option Plan, stock options are granted at the discretion of our board of directors. Options granted must be exercised no later than ten years after the date of the grant or such lesser periods as any applicable regulations may require, unless otherwise specified. Unless otherwise specified, options granted vest at the rate of not less than 33% every six months until they are fully vested on the date which is no later than 18 months after the date of grant. As at December 31, 2003, 3,750,000 options were granted under the 2003 Stock Option Plan.

Effective July 7, 2003, we adopted the 2003 Employee Stock Option Plan for officers and key employees of our company and its subsidiaries. The maximum number of common shares to be issued under the 2003 Employee Stock Option Plan initially is 1,000,000 shares of Class A common stock. Under the 2003 Employee Stock Option Plan, stock options are granted at the discretion of our board of directors provided that the aggregate fair value of the common stock granted to any officers or employees during any calendar year shall not exceed $100,000. Options granted must be exercised no later than ten years after the date of the grant or such lesser periods as any applicable regulations may require, unless otherwise specified. Unless otherwise specified, options granted vest at the rate of not less than 30% the 12 months from the date of grant, 30% after 24 months from the date of grant and 40% after the 36 months from the date of grant. The exercise price of the options under the 2003 Employee Stock Option Plan shall be determined by our board of directors but shall not be less than the fair market value of our company's common stock on the grant date. (In the case of options granted to a holder of more than 10% of our company's Class A common stock, the option price must not be less than 110% of the market value of the Class A common stock on the grant date.) As at December 31, 2003, no options were granted under the 2003 Employee Stock Option Plan.

Effective April 23, 2001, our board of directors approved the 2001 Stock Option Plan and the 2001 Employee Stock Option Plan for directors, consultants and employees of our company and its subsidiaries. The maximum number of common shares to be issued under the 2001 Stock Option Plan and the 2001 Employee Stock Option Plan initially are 5,000,000 shares of Class A common stock and 1,000,000 shares respectively. Both of these plans have the same terms as the 2003 Stock Option Plan and the 2003 Employee Stock Option Plan except that the exercise price for options granted under the 2001 Stock Option Plan shall not be less than 85% of the fair market value of our company's Class A common stock on the grant date. As at December 31, 2003, 2,250,000 options were granted under the 2001 Stock Option Plan and no options granted under the 2001 Employee Stock Option Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of securities remaining available for further issuance
2001 Nonqualified Stock Option Plan	2,250,000(1)	$0.20	2,750,000
2001 Employee Stock Option Plan	0	N/A	1,000,000
2003 NonQualified Stock Option Plan	3,750,000(1)	$0.15	1,250,000
2003 Employee Stock Option Plan	0	N/A	1,000,000

(1) During 2001, we granted 2,000,000 stock options to directors. Of these stock options, 300,000 options were granted for director services and the remaining 1,700,000 options were granted for consulting services. The options vest as to one-third every six months commencing on March 15, 2001 at an exercise price of $0.20 per share. The options expire between March 15, 2011 and June 1, 2011. During the year ended December 31, 2003, we granted 4,000,000 stock options to directors for their consulting services. The holder of 250,000 of these options is entitled to purchase one share of Class A common stock for each option exercised at $0.30 per share for a period of 10 years. These options vest as to one-third every six months commencing September 15, 2003. Each of the remaining 3,750,000 options entitles the holder to purchase one share of Class A common stock at $0.15 per share for a period of 10 years. These options vest as to one-third every six months commencing on December 15, 2003.

On January 5, 2004, we granted an aggregate of 1,055,000 options to purchase shares of our Class A common stock to five of our company's directors and/or officers. The options vest as to one-third every six months commencing on July 5, 2004 at an exercise price of $0.20 per share. The options expire on January 5, 2014. We issued the options to these directors and/or officers, all of whom were accredited investors, relying on Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On January 5, 2004, we granted an aggregate of 640,000 options to purchase shares of our Class A common stock to 28 of our company's employees. The options vest as to one-third every twelve months commencing on January 5, 2005 at an exercise price of $0.20 per share. The options expire on January 5, 2014. We issued the options to 25 of these employees, who are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to one employee relying on Section 4(2) of the Securities Act of 1933.

On February 2, 2004, we granted an aggregate of 80,000 options to purchase shares of our Class A common stock to four of our company's employees. The options vest as to one third every twelve months commencing on February 2, 2004 at an exercise price of $0.27 per share (as to 40,000 options), $0.30 per share (as to 30,000 options) and $0.33 per share (as to 10,000 options). The options expire on February 2, 2014. We issued the options to the employees who are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933

On February 11, 2004, we granted an aggregate of 300,000 options to purchase shares of our Class A common stock to one of our company's consultants. The options vest as to one-third every six months commencing on August 11, 2004 at an exercise price of $0.20 per share. The options expire on February 11, 2014. We issued the options to this consultant, who is not a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

EXECUTIVE COMPENSATION

Particulars of compensation awarded to, earned by or paid to:

(a) our chief executive officer;

(b) each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; or

(c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our company at the end of the most recently completed fiscal year;

(the "Named Executive Officers") are set out in the summary compensation table below.

During the year ended December 31, 2003, three individuals served as executive officers of our company: Mr. Yuguo Zhang, Mr. Desmond McVeigh and Mr. Charles Demicher. No other persons served as executive officers during the year ended December 31, 2003 and therefore Mr. Zhang and Mr. McVeigh are considered to be "Named Executive Officers". None of our other officers or those of any of our subsidiaries earned greater than $100,000 in total salary and bonus during 2002, 2001 or 2000.
SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)	Securities Underlying Options/ SARs Granted	Restricted Shares Awards	LTIP Payouts	All Other Compen- sation(2)
Yuguo Zhang(3) Chairman, Chief Executive Officer, President and Director	20032002 2001	$114,167 $100,000 $100,000	Nil Nil Nil	Nil Nil Nil	1,250,000(4) Nil 500,000(4)	Nil Nil Nil	Nil Nil Nil	$32,052 $1,328 $1,328
Desmond McVeigh(5) Executive Chairman, Director	2003 2002 2001	$33,332(6) $100,000(6) $83,330(6)	Nil Nil Nil	Nil Nil Nil	Nil Nil 300,000(7)	Nil Nil 75,000 (8)	Nil Nil Nil	Nil Nil Nil
Charles Demicher(9) Vice Chairman, Chief Operating Officer and Director	2003 2002 2001	$106,667 $90,000 $50,000	Nil Nil Nil	Nil Nil Nil	1,250,000(10) Nil 250,000(10)	200,750(12) Nil 20,000(11)	Nil Nil Nil	Nil Nil Nil

(1) The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Yuguo Zhang receives additional compensation in the form of key man insurance from Mutual Life, a health and dental plan from Liberty Mutual paid by us and a car allowance of $29,186.

(3) Mr. Zhang became our Chairman, Chief Executive Officer and Director on January 12, 2000.

(4) On June 29, 2001 Mr. Zhang received 500,000 options to purchase shares of our company at an exercise price of $0.20 per share. On July 15, 2003, Mr. Zhang received 1,250,000 options to purchase shares of our company at an exercise price of $0.15 per share.

(5) Mr. McVeigh voluntarily resigned from the position of Executive Chairman and became an Advisor candidate to the Global Strategic Board on July 7, 2003. His capacity in a new role is presently under review.

(6) Mr. McVeigh received an annual remuneration of $100,000 which is paid to Longdown Investments Limited and to Seabas Investments Limited, both companies controlled by Mr. McVeigh.

(7) Mr. McVeigh received 300,000 options to purchase shares of our company at an exercise price of $0.20 per share.

(8) These 300,000 shares were issued to Seabas Investments Limited, Mr. McVeigh's company, at a deemed price of $0.50 per share which were valued at $0.25 per share based on the trading price of the shares of our Class A common stock on the agreement date, in recognition of services rendered to our company.

(9) Mr. Demicher became our Chief Operating Officer and Chief Technical Officer on May 28, 2001, and a Director on July 20, 2001. He became our Corporate Treasurer, Corporate Secretary and a Vice-Chairman on July 7, 2003.

(10) On June 29, 2001, Mr. Demicher received 250,000 options to purchase shares of our company at an exercise price of $0.20 per share. On July 15, 2003, Mr. Demicher received 1,250,000 options to purchase shares of our company at $0.15 per share, in recognition of services rendered to our company.

(11) These 100,000 shares were issued to Charles Demicher at a deemed price of $0.50 per share which were valued at $0.20 per share based on the trading price of the shares of our Class A common stock on the agreement date.

(12) These 3,650,000 shares were issued to World Capital Management LLC, a company controlled by Charles Demicher, at a price of $0.055 per share, in recognition of services rendered to our company.

Stock Options and Stock Appreciation Rights

The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted to them during the year ended December 31, 2003. We have never issued stock appreciation rights.

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
Yuguo Zhang Chairman, Chief Executive Officer, President and Director	1,250,000	31%	$0.15	July 15, 2013
Desmond McVeigh Executive Director, Director	Nil	Nil	Nil	Nil
Charles Demicher Vice Chairman, Chief Operating Officer and Director	1,250,000	31%	$0.15	July 15, 2013

On July 15, 2003, we granted an aggregate of 3,750,000 options to purchase shares of our Class A common stock to four of our company's directors and/or officers. The options vest as to one-third every six months commencing on December 15, 2003 at an exercise price of $0.15 per share. The options expire on July 15, 2013.

The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2003.
Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable / Unexercisable		Value of Unexercised In-the -Money Options/SARs at FY- end ($) Exercisable / Unexercisable(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Yuguo Zhang Chief Executive Officer, President and Director	Nil	Nil	916,667(2)	1,250,000	$Nil	$20,833
Desmond McVeigh Advisor to Global Strategic Board	Nil	Nil	Nil	Nil	Nil	Nil
Charles Demicher Vice Chairman, Chief Operating Officer and Director	Nil	Nil	666,667(3)	1,250,000	$Nil	$20,833

(1) The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2003 ($0.20 per share on the Pink Sheets LLC) and the exercise price of the individual's options.

(2) 500,000 options are exercisable at $0.20 per share and 416,667 are exercisable at $0.15 per share.

(3) 250,000 options are currently exercisable at $0.20 per share and 416,667 are exercisable at $0.15 per share.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the fiscal year ended December 31, 2002 or for the subsequent period ended June 30, 2003. On July 7, 2003, our board of directors approved the payment of directors fees of $500 per month to each of the directors.

Other than as noted below, we have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Until June 30, 2003, no director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments, except for Tom Allen and/or Inter-Canadian Capital Strategies Inc.

Employment Contracts and Termination of Employment and Change in Control Arrangements

On March 10, 2004, we entered into an Executive Compensation Agreement with Golden Promise Business Investment, Inc. in connection with the services to be provided by Yuguo Zhang as Chairman, Chief Executive Officer and a director of our company. Golden Promise Business Investment, Inc. is a company owned by Yuguo Zhang. The term of the agreement is for a five-year period commencing on July 7, 2003, renewable for another five-year period with the consent of the parties. In the agreement, we agreed to pay an annual salary of $125,000. During the year ended December 31, 2003, we granted 1,250,000 options to purchase shares of our Class A common stock and agreed to issue 5,500,000 shares of our Class A common stock. If we terminate this agreement, then Mr. Zhang is entitled to 24 months salary, his options will vest immediately, 5,000,000 shares of our Class A common shares will be issued and health and dental benefits will continue for one year. If there is a change of control, then Mr. Zhang will receive 5,000,000 shares of our Class A common stock and director's fees for 24 months.

On March 10, 2004, we entered into an Executive Compensation Agreement with CHD Holdings LLC in connection with the services to be provided by Charles Demicher as Vice-Chairman, Chief Operating Officer and a director of our company. CHD Holdings LLC is a company owned by Charles Demicher. The term of the agreement is for a five-year period commencing on July 7, 2003, renewable for another five-year period with the consent of the parties. In the agreement, we agreed to pay an annual salary of $120,000. During the year ended December 31, 2003, we granted 1,250,000 options to purchase shares of our Class A common stock and issued 3,650,000 shares of our Class A common stock. If we terminate this agreement, then Mr. Demicher is entitled to 24 months salary, his options will vest immediately, 5,000,000 shares of our Class A common shares will be issued and health and dental benefits will continue for one year. If there is a change of control, then Mr. Demicher will receive 5,000,000 shares of our Class A common stock and director's fees for 24 months.

On March 10, 2004, we entered into an Executive Compensation Agreement with Alexa Holdings Limited in connection with the services to be provided by Graham Brant as Executive Chairman, President and a director of our company. Alexa Holdings Limited is a company owned by Graham Grant. The term of the agreement is for a three-year period commencing on July 7, 2003, renewable for another five-year period with the consent of the parties. In the agreement we agreed to pay an annual salary of $120,000. During the year ended December 31, 2003, we granted 1,250,000 options to purchase shares of our Class A common stock and issued 1,800,000 shares of our Class A common stock. If we terminate this agreement, then Mr. Brant is entitled to 24 months salary, his options will vest immediately, 5,000,000 shares of our Class A common stock will be issued and health and dental benefits will continue for one year. If there is a change of control, then Mr. Brant will receive 5,000,000 shares of our Class A common stock and director's fees for 24 months.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

FINANCIAL STATEMENTS

Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to Asia Broadband, Inc. are filed as part of this registration statement:

Audited Financial Statements

Auditor's Report of BDO Dunwoody, LLP, Chartered Accountants, dated March 26, 2004.

Consolidated Balance Sheets as at December 31, 2003 and 2002.

Consolidated Statement of Operations for the years ended December 31, 2003 and 2002 and for the period from January 24, 1996 (inception) to December 31, 2003.

Consolidated Statement of Cash Flows for the years ended December 31, 2003 and 2002 and for the period from January 24, 1996 (inception) to December 31, 2003.

Consolidated Statement of Changes in Stockholder's Equity for the cumulative period from January 24, 1996 (inception) to December 31, 2003.

Notes to the Consolidated Financial Statements.

Asia Broadband, Inc.
(A Development Stage Company)
Consolidated Financial Statements
For the years ended December 31, 2003 and 2002
(Expressed in US Dollars)

Asia Broadband, Inc.
(A Development Stage Company)
Consolidated Financial Statements
For the years ended December 31, 2003 and 2002
(Expressed in US Dollars)
Contents
Independent Auditors' Report
Consolidated Financial Statements
Balance Sheets
Statements of Operations
Statements of Changes in Stockholders' Equity
Statements of Cash Flows
Notes to the Financial Statements

Independent Auditors' Report
To the Directors and Stockholders of
Asia Broadband, Inc.
(A development stage company)

We have audited the accompanying Consolidated Balance Sheets of Asia Broadband, Inc. (a development stage company) as of December 31, 2003 and 2002 and the related Consolidated Statements of Operations, Changes in Stockholders' Equity and Cash Flows for the years then ended and for the period from January 24, 1996 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asia Broadband, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended and for the period from January 24, 1996 (inception) to December 31, 2003 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has no established source of revenue and has suffered recurring losses from operations since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Dunwoody LLP Chartered Accountants
Vancouver, Canada
March 26, 2004

Asia Broadband, Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)
December 31	2003	2002
Assets
Current
Cash	$897,190	$321,643
Term deposit (Note 4)	-	200,000
Receivables	2,733	1,729
Prepaid expenses and deposits	30,023	11,450
	929,946	534,822

Property and Equipment (Note 5)	67,910	61,840
Intangible assets (Note 6)	175,000	200,000
Goodwill (Note 3)	105,964	-
	$1,278,820	$796,662

Liabilities and Stockholders' Equity

Liabilities

Current
Accounts payable and accrued liabilities	$433,237	$64,066
Due to related parties (Notes 7 and 11)	167,859	243,888
	601,096	307,954
Convertible notes payable (Note 8)	-	283,807
	601,096	591,761
Minority interest	56,111	149,076

Stockholders' Equity
Capital stock (Note 10)	30,808	17,830
Additional paid-in capital	7,192,008	4,835,978
Subscription payable (Note 10)	250,000	-
Deficit accumulated in the development stage	(6,851,203)	(4,797,983)
	621,613	55,825

	$1,278,820	$796,662
Contingencies and Commitments (Note 9)

The accompanying notes are an integral part of these consolidated financial statements.

Asia Broadband, Inc.
(A Development Stage Company)
Consolidated Statements of Operation
(Expressed in US dollars)
Period from
January 24
1996
For the years ended	(inception) to
December 31	December 31
	2003	2002	2003
			(Cumulative)
Expenses
Consulting fees	$11,194	$53,944	$94,084
Depreciation and amortization	40,570	36,633	110,121
Directors' fee (Note 11)	18,000	-	18,000
Executive management fees (Note 11)	658,971	289,996	1,332,092
General and administrative	412,431	381,146	1,353,436
Marketing and business development	15,861	4,324	309,791
Professional fees	112,218	36,285	233,502
Research and development	97,020	22,120	127,597
Stock-based compensation (Note 10)	689,744	79,912	3,498,529
	(2,056,009)	(904,360)	(7,077,152)
Other income (expense)
Loss on settlement of management fee payable
(Note 10(d))	(39,508)	-	(39,508)
Miscellaneous	8,258	4,872	27,673
Interest income	1,303	35,579	115,204
Interest expense (Note 8)	(16,193)	(11,080)	(27,273)
Net loss before minority interest	(2,102,149)	(874,989)	(7,001,056)
Minority interest	48,929	61,771	149,853
Net loss for the period	$(2,053,220)	$(813,218)	$(6,851,203)
Loss per common share - basic and diluted	$(0.09)	$(0.05)	$(0.14)
Weighted average shares outstanding	23,247,465	16,906,712	49,120,026

The accompanying notes are an integral part of these consolidated financial statements.

Asia Broadband, Inc.
(A Development Stage Company)
Consolidated Statements of Changes in Stockholders' Equity
(Expressed in US dollars)
Deficit
			Accumulated	Reduction
Class A	Additional		in the	for initial	Total
Common Shares	Paid-in	Subscription	Development	contribution	Shareholders'
	Shares	Amount	Capital	Payable	Stage	of services	Equity
Issued on January 24, 1996 (inception) with no par value	80,000,000	$80,000	$-	$-	$-	$(75,000)	$5,000
Net loss for the period	-	-	-	-	(5,000)	-	(5,000)
Balance, December 31, 1996	80,000,000	80,000	-	-	(5,000)	(75,000)	-
Net loss for the year	-	-	-	-	(100)	-	(100)
Balance, December 31, 1997	80,000,000	80,000	-	-	(5,100)	(75,000)	(100)
Net loss for the year	-	-	-	-	(100)	-	(100)
Balance, December 31, 1998	80,000,000	80,000	-	-	(5,200)	(75,000)	(200)
Net loss for the year	-	-	-	-	(1,000)	-	(1,000)
Balance, December 31, 1999	80,000,000	80,000	-	-	(6,200)	(75,000)	(1,200)
Repurchase and cancellation of common stock for Nil consideration (Note 10(i))	(68,000,000)	(68,000)	(7,000)	-	-	75,000	-
Issuance of shares for consulting services at $1 per share in January 2000 (Note 10(h))	2,500,000	2,500	2,497,500	-	-	-	2,500,000
Issuance of shares and warrants for cash at $1 per unit in June 2000 (Note 10(h))	1,780,000	1,780	1,778,220	-	-		1,780,000
Net loss for the year	-	-	-	-	(3,101,801)	-	(3,101,801)
Balance, December 31, 2000	16,280,000	16,280	4,268,720		(3,108,001)	-	1,176,999
Issuance of shares for services in March 2001 at $0.25 per share (Note 10(g))	450,000	450	112,050	-	-	-	112,500
Issuance of shares for services in June 2001 at $0.20 per share (Note 10(g))	100,000	100	19,900	-	-	-	20,000
Stock option compensation (Note 10(l))	-	-	91,623	-	-	-	91,623
Net loss for the year	-	-	-	-	(876,764)	-	(876,764)
Balance, December 31, 2001	16,830,000	16,830	4,492,293	-	(3,984,765)	-	524,358
Issuance of shares for cash at $0.25 per share in December 2002, net of finder's fee
(Note 10(f))	1,000,000	1,000	236,500	-	-	-	237,500
Discount on convertible notes payable (Note 8)	-	-	27,273	-	-	-	27,273
Stock option compensation (Note 10(l))	-	-	79,912	-	-	-	79,912
Net loss for the year	-	-	-	-	(813,218)	-	(813,218)
Balance, December 31, 2002	17,830,000	17,830	4,835,978	-	(4,797,983)	-	55,825
Issuance of shares for cash at $0.30 per share in June 2003 (Note 10(b))	166,667	167	49,833	-	-	-	50,000
Issuance of shares for cash at $0.30 per share in July 2003 (Note 10(b))	4,116,667	4,117	1,230,883	-	-	-	1,235,000
Issuance of shares for finder's fee (Note 10(b))	216,000	216	(216)	-	-	-	-
Issuance of shares for services at $0.055 per share in July 2003 (Note 10(c))	4,500,000	4,500	243,000	-	-	-	247,500
Issuance of shares for services at $0.055 per share in September 2003 (Note 10(c))	1,800,000	1,800	97,200	-	-		99,000
Issuance of shares for partial settlement of management fees payable at $0.08 per
share in November 2003 (Note 10(d))	1,178,300	1,178	93,086	-		-	94,264
Issuance of shares for conversion of notes payable in November 2003 (Note 8)	1,000,000	1,000	299,000	-	-	-	300,000
Subscription received for shares to be issued (Note 10(e))	-	-	-	250,000	-	-	250,000
Stock option compensation (Note 10 (l))	-	-	343,244	-	-	-	343,244
Net loss for the year	-	-	-	-	(2,053,220)	-	(2,053,220)
Balance, December 31, 2003	30,807,634	$30,808	$7,192,008	$250,000	$(6,851,203)	$-	$621,613

The accompanying notes are an integral part of these consolidated financial statements.

Asia Broadband, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

(Expressed in US dollars)

Period from
January 24
1996
For the years ended	(inception) to
December 31	December 31

	2003	2002	2003
			(Cumulative)
Cash provided by (used in)
Operating activities
Net loss for the period	$(2,053,220)	$(813,218)	$(6,851,203)
Adjustments to reconcile net loss for the period to cash used in operating activities
Depreciation and amortization	40,570	36,633	110,121
Amortization of debt discount	16,193	11,080	27,273
Stock-based compensation	689,744	79,912	3,498,529
Loss on settlement of management fees payable	39,508	-	39,508
Minority interest	(48,929)	(61,771)	(149,853)
Increase) decrease in assets
Term deposits	200,000	(200,000)	-
Receivables	(1,004)	4,590	(2,733)
Prepaid expenses and deposits	(18,573)	(3,190)	(30,023)
Increase (decrease) in liabilities
Accounts payable and accrued liabilities	369,171	33,921	433,237
Due to related parties	(21,273)	89,511	222,615
	(787,813)	(822,532)	(2,702,529)
Investing activities
Purchase of property and equipment	(21,640)	(20,685)	(103,031)
Acquisition of additional interest in SBN (Note 3)	(150,000)	-	(150,000)
	(171,640)	(20,685)	(253,031)
Financing activities
Proceeds on issuance of share capital and subscription received	1,535,000	250,000	3,552,750
Proceeds from convertible notes payable	-	300,000	300,000
	1,535,000	550,000	3,852,750
Increase (decrease) in cash	575,547	(293,217)	897,190
Cash, beginning of period	321,643	614,860	-
Cash, end of period	$897,190	$321,643	$897,190
Supplementary disclosure of cash flow information
Cash paid during the period
Interest	$-	$-	$-
Income taxes	$-	$-	$-
Supplementary disclosure of non-cash investing and financing activities
Stock issued for finder's fee	$64,800	$-	$64,800
Stock issued for conversion of convertible
notes payable	$300,000	$-	$300,000
Settlement of management fees payable to related
parties (Note 10 (d))	$94,264	$-	$94,264
Reduction of initial contribution of services	$-	$-	$7,000
Accretion of debt discount on
convertible notes payable	$16,193	$11,080	$27,273

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
1.	Nature of Business and Ability to Continue as a Going Concern

Asia Broadband, Inc. was incorporated under the laws of the State of Nevada on January 24, 1996 using the name of Gemini Marketing, Inc. The name was changed to Merendon International, Inc. on March 19, 1999 and then to Asia Broadband, Inc. on December 20, 2000. The Company was inactive during the period from January 24, 1996 to March 19, 1999. The Company's common stock is currently quoted on the pink sheets as operated by Pink Sheets, LLC.

In 2000, the Company initially owned 75% interest in Shanghai Broadband Network, Inc. ("SBN"), a company formed under the laws of the People's Republic of China by the Company and two independent business partners. The Company increased its interest in SBN to 90% and then to 93% in September 2003 (Note 3).

The Company, through SBN, plans to design and provide internet and classroom based educational programs and services mainly in Shanghai, People's Republic of China. These educational programs and services focus on teaching English to students and government officials in China. The Company intends to acquire content from vendors outside of China and customize, develop and integrate this content into multi-media English language programs. The Company intends to license these programs to school districts, government authorities and franchised training centers and plans to generate revenue through student enrolment fees, licensing and training center franchise fees as well as sales of supplemental learning materials. As at December 31, 2003, the Company continued to market and test these educational programs in Shanghai and have recognized no revenue from them. Subsequent to December 31, 2003, the Company entered into agreements with three independent parties to develop three franchised training centers.

The Company is in the development stage and has a limited operating history. The successful implementation of its business strategy depends on numerous factors including economic, competitive, technological factors and uncertainties, the ability to hire and retain qualified personnel, and the ability to obtain financing on acceptable terms to continue the development of its plans. Adverse economic or competitive conditions, the failure to hire and retain qualified personnel or obtain financing on acceptable terms when required could affect the Company's future operations.

Going Concern

The Company has no established source of revenues, has suffered recurring operating losses and has no assurance of future profitability. The Company will continue to require financing from external sources to finance its operating and investing activities until sufficient positive cash flows from operations can be generated. The Company's management plans to raise equity financing of approximately $2,300,000 within the upcoming year. Amounts raised will be used for further development of the Company's products, to provide financing for the marketing and promotion of the Company's products and for other working capital purposes. There is no assurance that this financing will be available to the Company, accordingly, there is substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements have been prepared on the basis that the Company will be able to continue as a going concern and realize its assets and satisfy its liabilities and commitments in the normal course of business and do not reflect any adjustments which would be necessary if the Company is unable to continue as a going concern.

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
2.	Summary of Significant Accounting Policies
Basis of Presentation

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and include the accounts of the Company and SBN. All significant intercompany accounts and transactions have been eliminated on consolidation. The Company is currently in the development stage and presents its financial statements in accordance with Statement of Financial Accounting Standard ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises".

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires the Company's management to make estimates and assumptions which affect the amounts reported in these consolidated financial statements, the notes thereto, and the disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Foreign Currency Translation and Transactions
The Company's functional currency is the United States dollar however the functional currency of SBN is the Chinese Yuen as substantially all of its operations are in China.

Assets and liabilities of the subsidiary denominated in the foreign currency are translated at the exchange rate in effect at the period end. Revenue and expenses are translated at the average rates of exchange prevailing during the periods. The cumulative effect of any translation gains or losses is to be included in the Accumulated Other Comprehensive Loss account in Stockholders' Equity. Because the exchange rate between the Chinese Yuen and the US dollar was unchanged from 2000 to 2003, the accumulated other comprehensive loss at December 31, 2003 and 2002 was nil.

Transactions undertaken in currencies other than the respective functional currencies are translated using the exchange rate in effect on the transaction date. At the end of the period, monetary assets and liabilities are translated to the respective functional currencies using the exchange rate in effect at the period end date. Transaction gains and losses are included in the statement Statements of Operations.

Fair Value of Financial Instruments

The fair value of the Company's financial instruments, which consist of cash, term deposit, receivables, accounts payable and accrued liabilities, due to related parties, and convertible notes payable, approximate their carrying values due to their short term or demand nature with the exception of the convertible notes payable. The fair value of the convertible notes payable was calculated using discounted cash flow analysis and approximates the carrying value as the interest rate implicit in the notes payable is similar to current market rates.

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
2.	Summary of Significant Accounting Policies - Continued
	Revenue Recognition

To December 31, 2003, the Company has not yet generated revenue. The Company will follow the provisions of Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition" and Emerging Issues Task Force ("EITF") 00-21 "Accounting for Revenue Arrangements with Multiple Deliverables" for accounting and recognizing revenue. In accordance with SAB No. 104, revenue from the sale of programs and supplemental learning materials will be recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is probable. If collectibility will not be considered probable, revenue will be recognized when the fee is collected. In an arrangement with multiple deliverables, the Company will assess if the delivered item(s) constitute separate units of accounting in accordance with the following criteria: The deliverable item(s) has value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of the undelivered item, and whether the delivery arrangement is considered probable and substantially in the control of the vendor.

Revenue from enrolment in the educational programs will be deferred and recognized as the programs are delivered and services are provided. Annual licensing and franchise fees from registered schools will be recognized over the term of the license. The portion of the program revenue allocated to the sales of supplemental learning materials and the revenue from independent sales of these materials will be recognized as the products are delivered and the refundable period has expired.

	Property and Equipment
	Property and equipment is recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of the assets at the following annual rates:
	Computer equipment	20% to 30%
	Furniture and fixtures and office equipment	20%
	Vehicle	20%
	Leasehold improvements are depreciated over the lesser of the lease term and the expected useful life of the improvements.
	Depreciation of property and equipment is recorded at one-half of the above rates in the year of acquisition.

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
2.	Summary of Significant Accounting Policies - Continued
Intangible Assets

Intangible assets consist of rights to use Shanghai's broadband network resources, which were transferred into the Company by Shanghai Infoservices Tower Enterprise Development Ltd. ("SIT"), a company controlled by a director of the Company and Technical Center of Shanghai City Information Office ("TCS"), a Shanghai municipal government organization in charge of the development of the broadband infrastructure in the city of Shanghai (Note 3). SIT and TCS each currently holds approximately 3.5% interest in SBN (Note 3). These intangible assets are recorded at cost and are being amortized on a straight-line basis over the estimated useful lives of 10 years (based on the demand of broadband network capacity and rate of advancement in technology) for the rights to use Shanghai's broadband network resources.

Impairment of Long-Lived Assets and Goodwill

The Company applies the recommendations of the SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 requires that companies (1) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows and (2) measure an impairment loss as the difference between the carrying amount and fair value of the asset. The Company believes that there was no impairment of its property and equipment and intangible assets as at December 31, 2003 and 2002.

In accordance with the provisions of SFAS No. 142, management reviews the carrying value of its goodwill annually for indicators of impairment in value. The fair value of the reporting unit is compared to the carrying value in order to determine if impairment exists. Adjustments to reflect impairment in value, if necessary, are recorded to the extent the carrying value of the goodwill exceeds the implied fair value of the reporting unit goodwill. No goodwill impairment was recognized as at December 31, 2003.

Convertible Notes Payable

Under US GAAP, EITF No. 00-27 requires the value of the beneficial conversion feature associated with convertible instruments to be recorded as a discount and to be amortized over the term of the related convertible instrument using the effective interest rate method. When a company issues a convertible instrument that is convertible into common stock, the value of the beneficial conversion feature is computed by comparing the proceeds of the convertible instrument allocated to the common stock portion of the conversion option and the fair value at the commitment date of the common stock to be received by the holder upon conversion. Upon conversion of the underlying convertible instrument into common stock, the unamortized discount is recorded as interest expense.

For the convertible notes issued during 2002, no beneficial conversion feature was recorded as the fair value of the common stock on the commitment date was less than the proceeds of the convertible instrument.

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
2.	Summary of Significant Accounting Policies - Continued

Non-interest bearing convertible notes payable are recorded at their estimated fair value at the time of issuance calculated based on the face value of the notes discounted by an imputed interest rate of 5%. The debt discount is amortized to interest expense over the term of the related debt using the effective interest rate method. Upon conversion of the underlying debt into common stock, the balance of the unamortized debt discount was recorded as interest expense.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and complies with the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation". Under APB No. 25, compensation expense for employee options is recognized based on the difference, if any, on the date of grant between the fair market value of the Company's stock and the amount an employee must pay to exercise the options and acquire the Company's stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. No compensation expense was recorded under the intrinsic method of accounting in the reporting periods as the exercise price equals the fair market value of the Company's common stock on the dates of grant in 2001 and 2003.

The Company applies SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") to account for stock options granted to non-employees using the fair value based method prescribed in SFAS 123. Stock-based compensation for non-employees is re-measured on each balance sheet date until such options vest. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment to SFAS No. 123". This statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employees' compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures of pro-forma information in both annual and interim financial statements. Certain of the disclosure modifications are required for fiscal years ending after December 15, 2002 and are included in the following table:

For the years ended December 31
		2003	2002
	Net loss, as reported	$ (2,053,220)	$ (813,218)
Deduct: Total stock-based employee compensation expense
	determined under fair-value based method for all awards	-	(40,556)
	Pro-forma net loss	$ (2,053,220)	$ (853,774)
Loss per share:
	Basic and diluted - as reported	$ (0.09)	$ (0.05)
	Basic and diluted - pro-forma	$ (0.09)	$ (0.05)

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
2.	Summary of Significant Accounting Policies - Continued
Research and Development
Research and development costs are charged to operations as incurred.
Loss Per Share

Loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in earnings of an entity. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive. Basic and diluted loss per share are the same for the periods presented in these consolidated financial statements.

For the years ended December 31, 2003 and 2002, potentially dilutive common shares (relating to options outstanding at year end) totalling 6,000,000 (2002 - 2,000,000) were not included in the computation of loss per share because their effect was anti-dilutive.

Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and presentation of comprehensive income (loss). This standard defines comprehensive income as the changes in equity of an enterprise except those resulting from stockholder transactions. Comprehensive loss for the years ended December 31, 2003 and 2002 equalled the reported net loss for the years.

Income Taxes

Income taxes are accounted for using the liability method which requires the recognition of income taxes payable or refundable for the current year and deferred tax liabilities and assets for the future consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recorded to reduce deferred income tax assets recognized by the amount of any deferred income tax benefits that, based on available evidence, are not expected to be realized. (Note 12)

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
2.	Summary of Significant Accounting Policies - Continued
New Accounting Pronouncements

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or "VIEs") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBIs"), are as follows: (a) For interests in special-purpose entities: periods ended after December 15, 2003; (b) For all VIEs created before January 31, 2003: periods ending after December 15, 2004; and (c) For all VIEs created after January 31, 2003, FIN 46 is applicable immediately. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs.

The implementation of this new standard is not expected to have a material effect on the Company's financial statements.

On May 15, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS No. 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003.

The implementation of this new standard did not have a material effect on the Company's financial statements

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
3.	Acquisition of Subsidiary

In 2000, the Company acquired a 70% interest in a feasibility study and business plan, which forms the basis of the collaborative agreement between Multicyber, Inc., a company controlled by the then President of the Company (who currently is the President of SBN) for the payment of $100,000 in cash to Multicyber, Inc. The transaction was recorded as a pre-operational expense in 2000. Subsequently, the Company and two independent business partners incorporated SBN on September 26, 2000 to participate in a joint-venture project to develop and distribute internet broadband network products and services. Pursuant to the collaborative agreement, the Company initially owned a 75% interest in SBN with the remaining 25% interest were owned by the other partners. In exchange for the 25% interest in SBN, the other partners, SIT and TCS transferred the right to use the broadband network resources in Shanghai valued at $250,000 (being the value agreed by both parties) into SBN and the amount is recorded as intangible asset on the consolidated balance sheet.

In August 2003, the Company acquired an additional 15% interest in SBN from one of the other partners in exchange for cash of $150,000. The transaction was recorded using the purchase method with the allocation of acquisition costs summarized as follows:

	Purchase price	$ 150,000
	15% of net assets of SBN as at acquisition date	(60,036)
	Goodwill	$ 89,964

In 2003, the Company also contributed an additional $400,000 of equity capital into SBN. Consequently, the registered capital of SBN increased from $1 Million to $1.4 Million and the Company increased its ownership interest in SBN from 90% to 93%. The excess of capital contribution over the changes in the Company's share of the net asset of SBN was recorded as goodwill and is summarized as follows:

	Capital contribution	$ 400,000
	Less: Changes in the Company's portion of net
	assets in SBN after capital contribution	(384,000)
	Goodwill	$ 16,000
	The balance of goodwill as at December 31, 2003 is summarized as follows:
	Goodwill from the acquisition of additional 15%
	interest in SBN	$ 89,964
	Goodwill from capital contribution	16,000
		$ 105,964

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
4.	Term Deposit
	The balance of the term deposit in 2002 consisted entirely of a six-month term deposit with the Bank of China bearing interest at a rate of 1.2% per annum and matured on May 15, 2003.
5.	Property and Equipment
		2003	2002
	Computer equipment	$ 35,367	$ 17,669
	Furniture and fixtures	7,606	7,340
	Leasehold improvements	3,465	3,465
	Office equipment	24,566	20,890
	Vehicle	32,027	32,027
		103,031	81,391
	Less: accumulated depreciation	35,121	19,551
		$ 67,910	$ 61,840

6.	Intangible Assets
		2003	2002
	Rights to use broadband network resources in Shanghai	$ 250,000	$ 250,000
	Less: accumulated amortization	75,000	50,000
		$ 175,000	$ 200,000

7.	Due to Related Parties
	Amounts due to certain shareholders and officers are unsecured, non-interest bearing and payable on demand.

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
8.	Convertible Notes Payable
	In January 2002 and April 2002, the Company issued two convertible notes for total proceeds of $300,000. The terms of the notes were as follows:
	Principal and Interest

The notes were non-interest bearing from the commencement of the notes through to the Conversion or Maturity Date which was two years from the date of issuance. A debt discount of $27,273, calculated based on imputed interest rate of 5%, was deducted from the face value of the convertible notes payable and was being amortized to interest expense using the effective interest rate method until maturity or conversion. For the years ended December 31, 2003 and 2002, amortization of the debt discount of $16,193 and $11,080 was charged to interest expense.

	Conversion Feature

The holders of the notes could elect to covert the outstanding principal under the notes in whole, into fully paid, non-assessable shares of the Company's Class A common stock at a conversion price of $0.30 per share. No beneficial conversion feature was recorded as the fair value of the common stock on the commitment date was less than the proceeds of the convertible instrument.

	Collateral
	One of the notes was collateralized by a guarantee of repayment by SBN. The other note was unsecured.
	In November 2003 both of the note holders elected to convert the face amount of the notes into 1,000,000 Class A common shares of the Company.
The convertible notes payable are summarized as follows:
		Face		Carrying
		Amount	Discount	Value
	Issuance in 2002	$ 300,000	$ 27,273	$ 272,727
	Amortization of discount	-	(11,080)	11,080
	Balance, December 31, 2002	300,000	16,193	283,807
	Conversion of notes to common shares
	in November 2003	(300,000)	(16,193)	(283,807)
	Balance, December 31, 2003	$ -	$ -	$ -

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
9.	Contingencies and Commitments

The Company has ceased making payments on the capital lease obligation for a photocopier and has disputed the liability with the lessor in 2001. The Company has, however, made an accrual of approximately $10,500 which is consisted of the remaining balance of the lease and accrued interest.

The Company has also accrued $18,000 in the event that it is necessary to pay a disputed fee to a previous accounting firm for the non-audit work done related to preparation of financial statements for 2000 and interim financial statements for 2001. The Company has paid the accounting firm $20,778 for this work and is disputing the balance. In the opinion of management this amount is adequate to fully discharge this potential liability.

In December 2003, the Company entered into a lease agreement for its Shanghai office for $44,000 per annum for a period of one year.

During the year ended December 31, 2003, the Company entered into various agreements with three directors and officers for executive management services. In exchange, among other benefits, each officer will receive compensation ranging from $120,000 to $125,000 per year for a total of $365,000 per year. The initial terms of agreements were five years with the option to renew upon mutual agreement between the parties.

10.	Capital Stock
Capital Stock transactions not disclosed elsewhere in these consolidated financial statements are summarized as follows:
	a)	Authorized
500,000,000 Class A voting common shares with a par value of $0.001 per share
500,000,000 Class B non-voting common shares with a par value of $0.001 per share
100,000,000 preferred shares with a par value of $0.001 per share
Issued
30,807,634 (2002 - 17,830,000) Class A voting common shares

In November 2003, the shareholders of the Company approved to increase the Company's authorized voting common stock from 100,000,000 shares with par value of $0.001 to 500,000,000 shares with par value of $0.001. These voting common shares are to be referred to as Class A voting common stock.

Concurrently, the shareholders also approved the creation and authorization of 500,000,000 shares of Class B non-voting common stock with a par value of $0.001 per share and 100,000,000 shares of preferred stock with par value of $0.001 per share. As at December 31, 2003, there were no Class B non-voting common shares and no preferred shares issued and outstanding.

b)

In June and July 2003, the Company completed two private placements of 166,667 shares and 4,116,667 shares of common stock at $0.30 per share for gross proceeds of $50,000 and $1,235,000, respectively. In connection with these share issuances, the Company issued 216,000 shares of common stock valued at $64,800 (based on the value of the Company's common stock issued for the private placement), being approximately 5% of the gross proceeds of the private placements, as a finder's fee to a third party.

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
10.	Capital Stock - Continued
c)

In July and September 2003, the Company issued to directors and officers, 4,500,000 shares and 1,800,000 shares of common stock in exchange for executive management services. Proceeds and compensation expense based on the trading price of the common shares on the agreement dates were $247,500 and $99,000, respectively.

d)

In November 2003, the Company entered into settlement agreements with two former directors to reduce the amount of management fees payable to them. The former directors agreed to settle the payable amount of $91,261 with cash payment of 40% of the payable amount totaling $36,504 and issuance of an aggregate of 1,178,300 shares of common stock. The cash payment of the settlement consists of an immediate cash payment of 50% of the reduced amount owed and the remaining 50% to be paid out over the next 18 months. The fair value of the 1,178,300 common shares issued for the settlement was $94,264 based on the trading price of the Company's common stock on the date of settlement agreement. As a result, a loss on settlement of management fees payable of $39,508 was recorded on the Statement of Operations in 2003.

e)

In December 2003, the Company entered into an agreement with an independent investor to issue 833,333 shares of common stock at $0.30 per share for gross proceeds of $250,000. The proceeds were received before December 31, 2003 and were recorded as subscription payable as at the balance sheet date. These shares were issued in January 2004.

f)

In 2002, the Company completed a private placement of 1,000,000 shares of common stock at $0.25 per share for gross proceeds of $250,000 with an independent investor at the time. Subsequently, the stockholder joined the Company as a consultant has been appointed to the Board of Directors and became the President of the Company. In connection with the private placement, the Company paid a stockholder $12,500 in cash as finder's fee which was recorded as a reduction to the gross proceeds of the private placement.

g)

In 2001, the Company issued a total of 550,000 non-forfeitable shares to three directors for consulting services for a total value of $132,500. The value of the common stock was based upon the trading price of the underlying common stock on the date of issuance.

h)

In January 2000, upon commencement of the new operation, the Company issued 2,500,000 shares of common stock to the then President of the Company (who currently is the President of SBN) in lieu of pre-operational services. For accounting purposes, these shares were valued at $1.00 per share, based upon the offering price of the underlying common stock in the private placement that was completed in June 2000.

This private placement was completed in June 2000 with the issuance of 1,780,000 units for total proceeds of $1,780,000. Each unit consisted of one share of the Company's common stock and two share purchase warrant. One of the warrants entitles the holder to purchase one share of the Company's common stock at an exercise price of $2 per share until September 21, 2001 and the other warrant entitled the holder to purchase one share of the Company's common stock at $5 per share until September 21, 2002. These warrants expired without being exercised.

i)	In 2000, the Company repurchased and cancelled 6,800,000 shares of common stock from a majority stockholder at the time for nil consideration.

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
10.	Capital Stock - Continued
	j)	In 1999, the stockholders of the Company approved the increase of the authorized share capital to 100,000,000 shares of common stock and amended the par value of the common stock to $0.001 per share.
k)

At inception, 4,000,000 shares of the Company's common stock were issued to investors for cash proceeds of $250 and 76,000,000 shares of common stock were issued to the sole director and officer at the time in exchange for $4,750 of services provided for the incorporation of the Company.

l)

In 2003, the Board of Directors approved the 2003 Stock Option Plan ("the 2003 Plan") for directors and consultants of the Company and its subsidiaries. The maximum number of common shares to be issued under the 2003 Plan initially is 5,000,000 shares of common stock. Under the 2003 Plan, stock options are granted at the discretion of the Compensation Committee. Options granted must be exercised no later than ten years after the date of the grant or such lesser periods as any applicable regulations may require, unless otherwise specified. Unless otherwise specified, options granted vest at the rate of not less than 33% every six months until they are fully vested on the date which is no later than 18 months after the date of grant. The exercise price of the options under the 2003 Plan shall be determined by the Compensation Committee at the time of the grant. As at December 31, 2003, 3,750,000 options were granted under this Plan.

In 2003, the Board of Directors approved the 2003 Employee Stock Option Plan ("the Employee Plan") for officers and key employees of the Company and its subsidiaries. The maximum number of common shares to be issued under the Employee Plan initially is 1,000,000 shares of common stock. Under the Employee Plan, stock options are granted at the discretion of the Compensation Committee provided that the aggregate fair value of the common stock granted to any officers or employees during any calendar year shall not exceed $100,000. Options granted must be exercised no later than ten years after the date of the grant or such lesser periods as any applicable regulations may require, unless otherwise specified. (In the case of options granted to a holder of more than 10% of the Company's common stock, the options granted must be exercised no later than five years after the date of grant.) Unless otherwise specified, options granted vest at the rate of not less than 30% after 12 months from the date of grant, 30% after 24 months from the date of grant and 40% after 36 months from the date of grant. The exercise price of the options under the Employee Plan shall be determined by the Compensation Committee but shall not be less than the fair market value of the Company's common stock on the grant date. (In the case of options granted to a holder of more than 10% of the Company's common stock, the option price must not be less than 110% of the market value of the common stock on the grant date.) As at December 31, 2003, no options were granted under the Employee Plan.

In 2001, the Board of Directors approved the 2001 Stock Option Plan (the "2001 Plan") for directors and consultants and the 2001 Employee Stock Option Plan (the "2001 Employee Plan") of the Company and its subsidiaries. The maximum number of common shares to be issued under the 2001 Plan and the 2001 Employee Plan initially were 5,000,000 shares of common stock and 1,000,000 shares respectively. Both of the 2001 stock option plans have the same terms as the 2003 Plan and the Employee Plan which were approved in 2003 except that the exercise price for options granted under the 2001 Plan shall not be less than the 85% of the fair market value of the Company's common stock on the grant date. As at December 31, 2003, 2,250,000 options were granted under the 2001 Plan and no options were granted under the 2001 Employee Plan.

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
10.	Capital Stock - Continued

During the year ended December 31, 2003, the Company granted 4,000,000 stock options to directors for consulting services. The holder of 250,000 of these options is entitled to purchase one share of the Company's common stock for each option exercised at $0.30 per share for a period of 10 years. Each of the remaining 3,750,000 options entitles the holder to purchase one share of the Company's common stock at $0.15 per share for a period of 10 years. The vesting periods for these options are: 33% at the end of six months, 33% on the first anniversary date of the grant date, and 34% at the end of 18 months from the grant date.

During 2001, the Company granted 2,000,000 stock options to directors. Of these stock options, 300,000 options were granted for director services and the remaining 1,700,000 options were granted for consulting services. No compensation expense was recorded under the intrinsic method of accounting in connection with the 300,000 options granted for director services, as the exercise price equalled the fair market value of the Company's common stock on the date of grant. Compensation expense of $91,623 was recognized in 2001 being the fair value of the 1,700,000 options granted for consulting services, calculated using Black-Scholes option pricing model using the weighted average assumptions described below.

The Company follows SFAS No. 123, "Accounting for Stock-Based Compensation," which requires compensation costs associated with stock options granted to other than employees to be valued based on the fair value of the stock options, where such fair value was estimated using the Black-Scholes option pricing model. Unvested stock options are remeasured on each balance sheet date for the purpose of determining stock option compensation. As at December 31, 2003, the fair value of these options ($0.20 per option) was estimated using the following weighted average assumptions:

2003	2001
Dividend yield	Nil	Nil
Risk-free interest rate	4.03%	5.07%
Expected volatility	198%	198%
Expected lives	10 years	10 years
Compensation expense is amortized over the vesting period and for the year ended December 31, 2003, expenses totaling $343,244 (2002 - $79,912) were included in the Statement of Operations.
Details of options granted, exercised and cancelled are as follows:
Weighted
Average
Exercise
Number	Price
Outstanding at January 1, 2002 and 2003	2,000,000	$0.20
Granted	4,000,000	$0.16
Outstanding at December 31, 2003	6,000,000	$0.17
Options exercisable at December 31, 2003	2,082,500	$0.20
Options exercisable at December 31, 2002	2,000,000	$0.20

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
10.	Capital Stock - Continued
Stock options outstanding at December 31, 2003 are summarized as follows:
Outstanding
Exercise	Number
Price	Number	Expiry date	Exercisable

$0.20	1,500,000	March 15, 2011	1,500,000
$0.20	250,000	May 25, 2011	250,000
$0.20	250,000	June 1, 2011	250,000
$0.30	250,000	March 31, 2013	82,500
$0.15	3,750,000	July 15, 2013	-
6,000,000	2,082,500

Subsequent to December 31, 2003, the Company granted 2,095,000 options to certain employees, consultants, directors and officers with exercise prices ranging from $0.20 to $0.33 per share for a 10 year period.

m)	Details of share purchase warrants issued and expired are as follows:
Weighted
Average
Exercise
Number	Price
Outstanding at January 1, 2001	3,560,000	$2 - $5
Expired	(1,780,000)	$2
Outstanding at December 31, 2002	1,780,000	$5
Expired	(1,780,000)	$5
Outstanding at December 31, 2003	-	$ -
All the warrants granted in 2000 in connection with the private placement (Note 10(h)) expired unexercised.
11.	Related Party Transactions
Related party transactions not disclosed elsewhere in these consolidated financial statements include:

During the year ended December 31, 2003, the Company incurred $658,971 (2002 - $289,996) in management fees, $29,186 as car allowance and $11,194 (2002 - $53,944) in consulting fees payable to certain directors and officers. As at December 31, 2003, $160,359 (2002 - $243,888) of these executive management fees was outstanding and included in amounts due to related parties.

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
11.	Related Party Transactions - Continued

In addition, the Company incurred $18,000 (2002 - $Nil) in director fees payable to the directors. As at December 31, 2003, $7,500 (2002 - $Nil) of the director fees was outstanding and included in amounts due to related parties.

	These transactions were recorded at the exchange amount, being the amounts established and agreed to by the related parties.
12.	Income Taxes
	The Company had net operating loss carry forwards as follows:
		2003	2002
	Net operating loss carryforwards	$ 3,494,153	$ 1,721,860
	Net operating loss carryforwards, if not utilized to offset taxable income in future periods, expire between the years 2007 and 2023.
	The tax effects of temporary differences that give rise to the Company's deferred tax assets are as follows:
		2003	2002
	Net operating loss carry forwards	$ 1,188,189	$ 585,432
	Property and equipment	3,053	3,694
	Pre-operating losses	100,254	125,851
	Deferred tax valuation allowance	(1,291,496)	(714,977)
		$ -	$ -
	The provision for income taxes differs from the amount estimated using the United States federal statutory income tax rate as follows:
		2003	2002
	Provision (benefit) at the federal statutory rate	$ (698,095)	$ (276,449)
	Non-deductible expenses	121,576	141,875
	Increase in valuation allowance	576,519	134,574
		$ -	$ -

Asia Broadband, Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
(Expressed in US Dollars)
December 31, 2003 and 2002
12.	Income Taxes - Continued

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management's judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income.

13.	Segmented Information

The Company designs and intends to provide internet and classroom based educational programs and services mainly in Shanghai, People's Republic of China. The Company has determined that it operates in one reporting segment and, for the purposes of geographic reporting, attributes its assets based on its location.

		2003	2002
Property and equipment
	North America	$ 5,406	$ 5,782
	China	62,504	56,058
		$ 67,910	$ 61,840

Intangible assets
	China	$ 175,000	$ 200,000

14.	Subsequent Events

Subsequent to December 31, 2003, the Company entered into several subscription agreements with a stockholder and three independent third parties to issue an aggregate of 1,120,000 units for total gross proceeds of $2,240,000. Each unit consists of two shares of Class A voting common stock, which were issued in February 2004, one Class A common share purchase warrant (the "Equity Warrant"), one convertible debenture with the principal amount of $1 and one common share purchase warrant (the "Debt Warrant"). Each Equity Warrant entitles the holder to purchase one Class A voting common stock of the Company at $0.60 per share for a period of two years commencing on the date which is 18 months after the date of issuance of the Equity Warrant. Each Debt Warrant entitles the holder to purchase one Class A voting common stock of the Company at $1 per share for a period of two years commencing on the date which is 18 months after the date of issuance of the Debt Warrant.

The convertible debenture bears interest at 2% per annum and will mature on February 15, 2006. The holder can elect to convert all or part of the debenture and accrued interest into Class A voting common stock of the Company at a conversion price of $0.80 per share.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Asia Broadband, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Asia Broadband, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws require us to indemnify any present and former directors, officers, employees, fiduciaries, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, fiduciary, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conduct themself in good faith and that such person:

- reasonably believed, in the case of conduct is the official capacity with our company, that their conduct was in our company's best interests;

- in all other cases (except criminal cases) believed that their conduct was not opposed to our company's best interests; or

- with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

The determination to indemnify any such person must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a quorum if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so directs, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

We will not indemnify a director adjudged liable to our corporation or adjudged liable on the basis that personal benefit was improperly received by such director. Our indemnification is limited to reasonable expenses incurred in connection with any proceeding.

Our Bylaws provide that individuals may receive advances for expenses if the individual provides a written affirmation of his good faith belief that he has met the appropriate standards of conduct and he will repay the advance if he is judged not to have met the standard of conduct.

Our bylaws authorize us to purchase insurance on behalf of a director, officer, employee, fiduciary or agent of our company for liabilities incurred whether or not we would have the power or obligation to indemnify such person pursuant to our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.
SEC registration fees	$473.39
Printing and engraving expenses	$1,000(1)
Accounting fees and expenses	$20,000(1)
Legal fees and expenses	$20,000(1)
Transfer agent and registrar fees	$1,000(1)
Fees and expenses for qualification under state securities laws	$Nil
Miscellaneous	$Nil(1)
Total	$22,473.39

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On January 14, 2000 we issued 2,500,000 shares of our Class A common stock to Yuguo Zhang, our Chief Executive Officer, President and a director of our company in consideration for consulting services performed by Mr. Zhang for our company of Mr. Zhang. For accounting purposes, we valued the shares at $2,500,000. We issued the shares of common stock to an accredited investor relying upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On March 15, 2000, we agreed to issue an aggregate of 1,780,000 units at a price of $1.00 per unit for aggregate gross proceeds of $1,780,000 to nine investors who were not US persons (as that term is defined in Regulation S of the Securities Act of 1933) and one investor who was a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933). Each unit consisted of one share of our Class A common stock and one non-transferable share purchase warrant. Each warrant entitled the holder to purchase an additional share of our Class A common stock at an exercise price of $2.00 per share until September 21, 2001 and at an exercise price of $5.00 per share until September 21, 2002. The warrants expired without being exercised. We issued the securities relying on Section 4(2) of the Securities Act of 1933. These shares were issued in June 2000.

On March 1, 2001, we issued 300,000 shares of our Class A common stock to Seabas Investments Limited, a nominee company owed by Desmond McVeigh, a director of our company at that time. The shares were issued in consideration of services provided by Mr. McVeigh as a director and officer of our company. We valued the services at $75,000. We issued the shares of common stock to Seabas Investments Limited, an accredited investor, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On March 1, 2001, we issued 150,000 shares of our Class A common stock to Christine Reynolds, a senior officer our company at that time. The shares were issued in consideration of services provided by Ms. Reynolds as an officer of our company. We valued the services at $37,500. We issued the shares of common stock to Christine Reynolds, an accredited investor, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On June 18, 2001, we issued 100,000 shares of our Class A common stock to Charles Demicher, a director and senior officer of the company at that time. The shares were issued in consideration for services provided by Mr. Demicher as a director and officer of the company. We valued the services at $20,000. We issued the shares of common stock to Charles Demicher, and accredited investor, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

In March and June, 2001, we granted an aggregate of 2,000,000 options to purchase shares of our Class A common stock to eight of our company's directors and/or officers. The options vest as to one-third every six months commencing on September 15, 2001 at an exercise price of $0.20 per share. The options expire on March 15, 2011. We issued the options to these directors and/or officers, all of whom were accredited investors, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On December 12, 2001, we agreed to issue convertible debentures in the principal amount of $150,000 to Sir Richard Drake Kleinwort, an accredited investor. The convertible debentures were convertible at the option of Sir Richard Drake Kleinwort into shares of our Class A common stock at a conversion price of $0.30 per share. On November 3, 2003, the convertible debenture was converted into 500,000 shares of our Class A common stock. We issued the convertible debentures and the shares issued upon conversion of the convertible debentures to an accredited investor relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. These convertible debentures were issued in January, 2002.

On April 25, 2002, we issued convertible debentures in the principal amount of $150,000 to Rathbone Unit Trust Management Limited, an accredited investor. The convertible debentures were convertible at the option of Rathbone Unit Trust Management Limited into shares of our Class A common stock at a conversion price of $0.30 per share. On November 3, 2003, the convertible debenture was converted into 500,000 shares of our Class A common stock. We issued the convertible debentures and the shares issued upon conversion of the convertible debentures to an accredited investor relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On December 3, 2002, we issued 1,000,000 shares of Class A common stock to Church Street, LLC., an accredited investor, at a price of $0.25 per share for gross proceeds of $250,000. We issued the shares of common stock to an accredited investor relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On March 31, 2003, we granted 250,000 options to purchase shares of our Class A common stock to Graham Brant, a director and officer of our company. The options vest as to one-third every six months commencing on September 15, 2003 at an exercise price of $0.30 per share. The options expire on March 31, 2013. We issued the options to this director and officer, an accredited investor, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On March 28, 2003, we agreed to issue an aggregate of 2,700,000 shares of our Class A common stock at a price of $0.30 per share for gross proceeds of $810,000 to the following investors. We issued the shares of common stock to the following six accredited investors, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. These shares were issued in July, 2003:

NAME OF INVESTOR	AMOUNT OF SHARES PURCHASED
Simon Peter Sadler	833,333
Derek Alexander Smith	166,667
Paul Morton	16,667
Mark Bromhead	16,667
Warren Lee Primhak	833,333
Michael Norman Smith	833,333

On June 16, 2003, we agreed to issue an aggregate of 1,583,334 shares of our Class A common stock at a price of $0.30 per share for gross proceeds of $475,000 to the following investors. We issued 916,667 shares of common stock to five accredited investors, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933 and 666,667 shares of common stock to two investors relying on Section 4(2) of the Securities Act of 1933. These shares were issued in July, 2003:
NAME OF INVESTOR	AMOUNT OF SHARES PURCHASED
Michael Alexander	166,667
Jeremy McAteer	166,667
Jeremy Norris	333,333
Tiger Investments Limited	333,334
Jeffery Ho	83,333
Galloway Limited	500,000

In connection with the private placements completed on March 28, 2003 and June 16, 2003, we agreed to issue 216,000 shares of our Class A common stock to Michael Norman Smith as a finder's fee. The shares were issued to Mr. Smith, an accredited investor, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On July 7, 2003, we agreed to issue an aggregate of 6,300,000 shares of our Class A common stock, at a deemed price of $0.055 per share, to six of our directors and/or officers of our company as set out below. The shares were issued in consideration of services provided by these individuals as directors and/or officers of our company. We issued the shares of common stock to these persons, all of whom were accredited investors, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933. These shares were issued in September and November, 2003:
NAME OF DIRECTOR/OFFICER	AMOUNT OF SHARES GRANTED
Charles Demicher (shares issued to World Capital Management LLC, a company controlled by Charles Demicher)	3,650,000
Graham Brant (shares issued to Church Street LLC, a company managed by independent trustees of Merrill Lynch over which Graham Brant exercises dispositive and investment power)	1,800,000
Xinmin Gao	300,000
Wen Chao Tu	300,000
Xiang Qian Shao	100,000
Li Jian Hua	150,000

On July 7, 2003, we agreed to issue an aggregate of 1,000,000 shares of our Class A common stock, at a deemed price of $0.055 per share, to Seabas Investments Limited, a nominee company owed by Desmond McVeigh, a director of our company at that time. On November 28, 2003, we agreed to issue these shares in settlement of accrued consulting fees in the amount of $74,916. These shares were valued at $0.08 per share based on the trading price of our Class A common stock on the date of the settlement agreement. We issued the shares of common stock to Desmond McVeigh, an accredited investor relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On July 15, 2003, we granted an aggregate of 3,750,000 options to purchase shares of our Class A common stock to four of our company's directors and/or officers. The options vest as to one-third every six months commencing on December 15, 2003 at an exercise price of $0.15 per share. The options expire on July 15, 2013. We issued the options to these directors and/or officers, all of whom were accredited investors, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On September 15, 2003, we sold an aggregate of 833,333 shares of our Class A common stock at a price of $0.30 per share for gross proceeds of $250,000 to the Harrington Limited. The shares were issued in January 2004. We issued the shares of common stock to an accredited investor relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On November 3, 2003, we issued 500,000 shares of our Class A common stock to Sir Richard Drake Kleinwort, an accredited investor. These shares were issued upon conversion of the convertible debentures in the principal amount of $150,000 at $0.30 per shares. We issued the shares issued upon conversion of the convertible debentures to an accredited investor relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On November 3, 2003, we issued 500,000 shares of our Class A common stock to Rathbone Unit Trust Management Limited, an accredited investor. These shares were issued upon conversion of the convertible debentures in the principal amount of $150,000 at $0.30 per shares. We issued the shares issued upon conversion of the convertible debentures to an accredited investor relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On November 23, 2003, we agreed to issue an aggregate of 178,300 shares of our Class A common stock, at a deemed price of $0.055 per share, to Inner Canadian Capital, a nominee company owed by Tom Allen, a director of our company at that time. The shares were issued in consideration of services provided by Mr. Allen as a director and/or officer of our company and in settlement of accrued consulting fees in the amount of $16,344. These shares were valued at $14,264 based on the trading price of our Class A common stock on the date of the settlement agreement. We issued the shares of common stock to Tom Allen, an accredited investor, relying upon Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On January 5, 2004, we granted an aggregate of 1,055,000 options to purchase shares of our Class A common stock to five of our company's directors and/or officers. The options vest as to one-third every six months commencing on July 5, 2004 at an exercise price of $0.20 per share. The options expire on January 5, 2014. We issued the options to these directors and/or officers, all of whom were accredited investors, relying on Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933.

On January 5, 2004, we granted an aggregate of 640,000 options to purchase shares of our Class A common stock to 28 of our company's employees. The options vest as to one-third every twelve months commencing on January 5, 2005 at an exercise price of $0.13 and $0.20 per share. The options expire on January 5, 2014. We issued the options to 25 of these employees, who are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to one employee relying on Section 4(2) of the Securities Act of 1933.

On January 26, 2004, we agreed to issue 100,000 shares of our Class A common stock to Mr. Xu, a director of our subsidiary, in consideration of services provided to our subsidiary. We issued these shares to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. To date, we have not issued these shares.

On February 2, 2004, we granted an aggregate of 80,000 options to purchase shares of our Class A common stock to four of our company's employees. The options vest as to one third every twelve months commencing on February 2, 2004 at an exercise price of $0.27 per share (as to 40,000 options), $0.30 per share (as to 30,000 options) and $0.33 per share (as to 10,000 options). The options expire on February 2, 2014. We issued the options to the employees who are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933

On February 11, 2004, we granted an aggregate of 300,000 options to purchase shares of our Class A common stock to one of our company's consultants. The options vest as to one-third every six months commencing on August 11, 2004 at an exercise price of $0.20 per share. The options expire on February 11, 2014. We issued the options to this consultant, who is not a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On February 23, 2004, we issued 1,000,000 units at a price of $2.00 per unit for aggregate gross proceeds of $2,000,000 to two investors who were not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933). Each unit consisted of two Class A common shares, $1.00 of principal amount of a convertible debenture, one share purchase warrant (entitling the holder to purchase one Class A common share for $0.60 during the period commencing 18 months and ending 24 months from February 23, 2004) and one share purchase warrant (entitling the holder to purchase one Class A common share for $1.00 during the period commencing 18 months and ending 24 months from February 23, 2004). The debentures, total principal amount of $1,000,000, bear interest at 2% per year, mature on February 15, 2006 and are convertible into shares of our Class A common stock at $0.80 per share. We have the right to redeem the debentures, upon 10 days' written notice to the holder, by paying 105% of the outstanding principal amount plus accrued and unpaid interest. We issued the shares to two non-U.S. persons in an offshore transaction relying on Regulation S of the Securities Act of 1933.

In March 2004, we issued 145,000 units at a price of $2.00 per unit for aggregate gross proceeds of $290,000 to three investors who were not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933). Each unit consisted of two Class A common shares, $1.00 of principal amount of a convertible debenture, one share purchase warrant (entitling the holder to purchase one Class A common share for $0.60 during the period commencing 18 months and ending 24 months from March 30, 2004) and one share purchase warrant (entitling the holder to purchase one Class A common share for $1.00 during the period commencing 18 months and ending 24 months from March 30, 2004). The debentures, total principal amount of $1,000,000, bear interest at 2% per year, mature on March 30, 2006 and are convertible into shares of our Class A common stock at $0.80 per share. We have the right to redeem the debentures, upon 10 days' written notice to the holder, by paying 105% of the outstanding principal amount plus accrued and unpaid interest. We issued the shares to three non-U.S. persons in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Item 27 EXHIBITS

The following Exhibits are filed with this Prospectus:
Exhibit Number	Description
3.1	Articles of Incorporation filed January 24, 1996
3.2	By-laws dated January 26, 1996
3.3	Certificate of Amendment to Articles of Incorporation filed March 19, 1999
3.4	Certificate of Amendment to Articles of Incorporation filed July 27, 2000
3.5	Certificate of Amendment to Articles of Incorporation filed December 20, 2000
3.6	Certificate of Correction filed January 13, 2004

3.7	Certificate of Amendment to Articles of Incorporation filed February 11, 2004
5.1	Legal Opinion of Clark, Wilson
10.1	Agreement between the Open Learning Foundation Enterprises Limited, OLC The Open Learning Company Limited and The Open Learning Foundation dated March 8, 2000
10.2	Assignment Agreement between our company and MultiCyber Internet Ltd. dated March 15, 2000
10.3	Collaborative Agreement with Shanghai Information Plaza Enterprise Development Ltd. and Information Leading Group Office Technology Center dated May, 2000
10.4	Collaborative Agreement with Shanghai InfoTower Enterprise Development, Inc. and Technical Centre of Shanghai City Information Office dated May 18, 2000
10.5	Contract with Shanghai Information Tower Enterprise Development Ltd. and Shanghai Municipal Information Office Technology Center dated August 23, 2000
10.6	Supplementary Agreement with Shanghai InfoTower Enterprise Development, Inc. and Technical Center of Shanghai City Information Office dated December 18, 2000
10.7	Agreement for Cooperation between Shanghai Broadband Network Inc. and Shanghai Infoservice Tower Enterprise Development Co., Ltd. dated January 18, 2001
10.8	Collaborative Agreement between Shanghai Broadband Network Inc. and Shanghai Information Plaza Enterprise Development Ltd. dated January 18, 2001
10.9	Letter Agreement with Longdown Financial Consultants Limited dated March 1, 2001
10.10	Letter Agreement with Inter-Canadian Capital Strategies Inc. dated May 8, 2001
10.11	Agreement with Shanghai Broadband Network, Inc. Shanghai General Foreign Language Assessment Office and Shanghai Information Technology R&D Center dated August 28, 2001
10.12	Collaborative Agreement between Shanghai Information Town Co., Ltd. and MultiCyber Internet Ltd. dated August 10, 2001
10.13	Agreement between Shanghai Broadband Network Inc., Shanghai General Foreign Language Testing Office and Technical Center of Shanghai City Information Office

10.14	Agreement with Shanghai InfoTower Enterprise Development, Inc. and Technical Center of Shanghai City Information Office dated August, 2001
10.15	Convertible Promissory Note with Sir Richard Drake Kleinwort BT dated December, 2001
10.16	Agreement in Principle with Shanghai Shenxin Information Technology Institute dated March 8, 2002
10.17	Memorandum of Understanding with OLC The Open Learning Company Limited dated April 24, 2002
10.18	Convertible Promissory Note with Rathbone Unit Trust Management Limited dated May, 2002
10.19	Heads of Agreement between Shanghai Broadband Network Inc. and Q Group PLC dated July 14, 2002
10.20	Cooperative Agreement between Shanghai Broadband Network Inc. and Fudan University E-Learning College dated July 15, 2002
10.21	Agreement with Virgil Limited Trading as The Open Learning Company dated August 8, 2002
10.22	Licensing Agreement between Shanghai Broadband Network and Q Group PLC dated August 13, 2002
10.23	Frame Agreement between Shanghai Broadband Network Inc. and Fudan University E-Learning College dated August 15, 2002
10.24	Cooperative Agreement between Shanghai Broadband Network Inc. and Fudan University E-Learning College dated August 15, 2002
10.25	Collaborative Agreement between Shanghai Broadband Network Inc. and Fudan University Online Education College dated August 15, 2002
10.26	Confidential Agreement between Shanghai Broadband Network Inc. and Shanghai Fudan University E-Learning College
10.27	Software Development, Adaptation and ownership Agreement between Shanghai Broadband Network Inc. and Q Multimedia Ltd. dated October 24, 2002
10.28

Agreement on Developing Online Integrated English Training Business Collaboratively between Shanghai Broadband Network Inc. and Shanghai Information Property Corporation (Shanghai Online Education) dated March 26, 2003

10.29	Joint Venture Agreement with English Computerized Learning, Inc. dated April 21, 2003
10.30	Value Added Reseller Agreement between Shanghai Broadband Network Inc. and Sichuan EleNet Soft-Tech Ltd. dated July 8, 2003

10.31	Agreement in Principal on Collaboration of Fudan New English Offline Training between Shanghai Broadband and Fudan E-Learning College dated July 24, 2003
10.32	Agreement on Developing Fudan New English Online Training between Fudan University Online Education College and Shanghai Broadband Network Inc. dated July 24, 2003
10.33	Agreement on Developing Fudan New English Offline Training between Fudan University Online Education College and Shanghai Broadband Network Inc.
10.34	Agreement between Shanghai Broadband Network Inc. and Shanghai Zhangjiang High-Tech District Office
10.35	Memorandum of Understanding with Immersive Education Ltd. dated October 23, 2003
10.36	Settlement Agreement with Tom Allen and Inter-Canadian Capital Strategies, Inc. dated November 23, 2003
10.37	Settlement Agreement with R. Desmond McVeigh dated November 28, 2003
10.38	Fudan New English Partnership Agreement with Fudan University E-Learning College, Shanghai Broadband Network Inc. and Shanghai Jingwen Continuing Education Institute dated December 18, 2003
10.39

Fudan New English Partnership Agreement with Fudan University E-Learning College, Shanghai Broadband Network Inc. and Shanghai Yang Pu Qu Tong Xin Continuing Education Institute dated December 18, 2003

10.40	Fudan New English Partnership Agreement with Fudan University E-Learning College, Shanghai Broadband Network Inc. and Shanghai Zhendan Continuing Education Institute dated December 18, 2003
10.41	Form of Stock Option Agreement entered into with the following individuals:
Xinmin Gao
Wen Chao Tu
Yuguo Zhang
Christine Reynolds
Xiang Qian Shao
Thomas I.A. Allen
R. Desmond McVeigh
Charles Demicher
Graham Brant
10.42	Form of Purchase Agreement entered into with the following individuals:
TMOB Pension Fund Ltd.
R. Allan Slaughter
Louis R. Appleton
First Nevisan Stockbrokers Ltd.
Declan MacFadden
Larry Knapton
Xian Feng Liu
Whitehall Holding Co. Ltd.
Windsor Capital Corporation

10.43	Form of Subscription Agreement entered into with the following individuals:
Church Street Ltd.
Warren Lee Primhak
Simon Peter Sadler
Derek Alexander Smith
Paul Morton
Mark Bromhead
Michael Norman Smith
Galloway Limited
Michael Alexander
Jeremy McAteer
Jeremy Norris
Tiger Investments Limited
Jeffrey Ho
Harrington Consultants Limited
10.44	Executive Compensation Agreement, dated March 10, 2004, between Asia Broadband, Inc. and Golden Promise Business Investment, Inc.
10.45	Executive Compensation Agreement, dated March 10, 2004, between Asia Broadband, Inc. and CHD Holdings, L.L.C.
10.46	Executive Compensation Agreement, dated March 10, 2004, between Asia Broadband, Inc. and Alexa Holdings, Limited
10.47	Form of Subscription Agreement entered into with the following individuals:
Church Street Ltd.
Wen Chao Tu
Gao Xin Min
Li Jian Hua
Graham Brant
Yuguo Zhang
Xiang Qian Shao
Charles Demicher
10.48	Form of Subscription Agreement entered into with the following individuals:
CF KB Explorer Holmbush Fund
Rathbone Unit Trust Management Limited
James Donald Greig
Michael Norman Smith
Andrew David Bell
Jonathan Kornberg
10.49	2001 NonQualified Stock Option Plan
10.50	2001 Employee Stock Option Plan

10.51	2003 Employee Stock Option Plan
10.52	2003 Non-Qualified Stock Option Plan
23.1	Consent of BDO Dunwoody LLP

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on May 5, 2004.

ASIA BROADBAND, INC.

/s/ Yuguo Zhang
By: Yuguo Zhang, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: May 5, 2004

/s/ Charles Demicher
By: Charles Demicher, Chief Operating Officer and Director
(Principal Financial Officer and Principal Accounting Officer)
Dated: May 5, 2004

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Charles Demicher as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Yuguo Zhang
By: Yuguo Zhang, Chief Executive Officer and Director
(Principal Executive Officer)
Dated: May 5, 2004

/s/ Charles Demicher
By: Charles Demicher, Chief Operating Officer and Director
(Principal Financial Officer and Principal Accounting Officer)
Dated: May 5, 2004

/s/ Graham Brant
By: Graham Brant, President and Director
Dated: May 5, 2004

/s/ Wen Chao Tu
By: Wen Chao Tu, Director
Dated: May 5, 2004

/s/ Xinmin Gao
By: Xinmin Gao, Director
Dated: May 5, 2004

/s/ Mark X. Shao
By: Mark X. Shao, Director
Dated: May 5, 2004